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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

SERVICEMASTER GLOBAL HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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SERVICEMASTER GLOBAL HOLDINGS, INC.

860 Ridge Lake Blvd.
Memphis, TN 38120

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 3, 2016

To Our Stockholders:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of ServiceMaster Global Holdings, Inc. will be held at the Omni Scottsdale Resort & Spa at Montelucia, located at 4949 East Lincoln Drive, Scottsdale, AZ 85253, on Tuesday, May 3, 2016, at 1:00 p.m., local time (please note that the Phoenix metropolitan area does not observe Daylight Saving Time), for the following purposes:

  1.
  To elect the three Class II directors named in the accompanying proxy statement to serve until the 2019 Annual Meeting of Stockholders.

  2.
  To hold a non-binding advisory vote approving executive compensation.

  3.
  To ratify the selection of Deloitte & Touche LLP as the company's independent registered public accounting firm for the year ending December 31, 2016.

  4.
  To transact such other business as may properly come before the Annual Meeting of Stockholders or any reconvened meeting following any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the proxy statement accompanying this notice.

        Only stockholders of record at the close of business on March 7, 2016 are entitled to notice of, and to vote at, the Annual Meeting of Stockholders or any adjournment or postponement thereof. This notice and the accompanying proxy statement are first being mailed to stockholders on or about March 21, 2016.

By Order of the Board of Directors,

James T. Lucke
 Senior Vice President, General Counsel and Secretary

March 21, 2016

Whether or not you plan to attend the annual meeting, please vote by Internet or telephone at your earliest convenience or complete, sign, date and return the proxy card so that your shares will be represented at the meeting. You may choose to attend the meeting and personally cast your votes even if you vote by Internet or telephone or fill out and return a proxy card by mail. If you choose to attend the meeting in person, you may revoke your proxy and personally cast your votes at the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 3, 2016:

The proxy statement and the 2015 annual report are available at http://www.proxyvote.com.

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 3, 2016

i

SERVICEMASTER GLOBAL HOLDINGS, INC.

860 Ridge Lake Blvd.
Memphis, TN 38120

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING

What are the proxy materials?

        The accompanying proxy is delivered and solicited on behalf of the board of directors of ServiceMaster Global Holdings, Inc., a Delaware corporation (referred to as "ServiceMaster," the "Company," "we," "us," or "our"), in connection with the Annual Meeting of Stockholders to be held at Omni Scottsdale Resort & Spa at Montelucia, located at 4949 East Lincoln Drive, Scottsdale, AZ 85253, on Tuesday, May 3, 2016, at 1:00 p.m., local time (please note that the Phoenix metropolitan area does not observe Daylight Saving Time). We are first sending this proxy statement and the accompanying form of proxy to stockholders on or about March 21, 2016. As a stockholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this proxy statement. This proxy statement includes information that we are required to provide to you under U.S. Securities and Exchange Commission ("SEC") rules, and is designed to assist you in voting your shares. The proxy materials include our proxy statement for the Annual Meeting, our annual report to stockholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2015, and the proxy card or a voting instruction card for the Annual Meeting.

        All stockholders and beneficial owners may access the proxy materials at www.proxyvote.com as well as the Company's website—www.servicemaster.com. If you would like to receive a paper copy of our proxy materials, at no charge, please write to ServiceMaster Global Holdings, Inc., c/o Secretary, 860 Ridge Lake Blvd., Memphis, TN 38120.

What items of business will be voted on at the Annual Meeting?

        The items of business scheduled to be voted on at the Annual Meeting are:

•	Proposal 1:	The election of three nominees named in the proxy statement as Class II directors for a term expiring at the 2019 Annual Meeting of Stockholders.
•	Proposal 2:	A non-binding advisory vote approving executive compensation.
•	Proposal 3:	The ratification of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2016.
•	To transact such other business as may properly come before the Annual Meeting of Stockholders or any reconvened meeting following any adjournment or postponement thereof.

How does the board of directors recommend I vote on these proposals?

•	Proposal 1:	"FOR" the each of the nominees named in the proxy statement as Class II directors for a term expiring at the 2019 Annual Meeting of Stockholders.
•	Proposal 2:	"FOR" the non-binding advisory vote approving executive compensation.

•	Proposal 3:	"FOR" the ratification of Deloitte & Touche LLP as the company's independent registered public accounting firm for the year ending December 31, 2016.

        At the discretion of the proxy holders, either FOR or AGAINST, any other matter or business that may properly come before the Annual Meeting.

        As of the date hereof, our board of directors is not aware of any other such matter or business to be transacted at our Annual Meeting. If other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares of common stock of the Company, par value $0.01 per share, represented by the proxies in accordance with their judgment on those matters.

Who is entitled to vote at the Annual Meeting?

        The record date for stockholders entitled to notice of, and to vote at, the Annual Meeting is March 7, 2016. At the close of business on that date, we had 135,655,451 shares of common stock outstanding and entitled to be voted at the Annual Meeting held by 13 stockholders of record. A quorum is required for our stockholders to conduct business at the Annual Meeting. The presence in person or by proxy of the holders of record of a majority of the shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Each outstanding share of common stock is entitled to one vote. Dissenters' rights are not applicable to any of the matters being voted upon of the Annual Meeting.

        By granting a proxy, you authorize the persons named in the proxy to represent you and vote your shares at the Annual Meeting. Those persons will also be authorized to vote your shares to adjourn the Annual Meeting from time to time and to vote your shares at any adjournments or postponements of the Annual Meeting.

        Registered Stockholders.    If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. ("Computershare"), you are considered the stockholder of record with respect to those shares, and the proxy materials were provided to you directly by us. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card in one of the manners listed on the proxy card or to vote in person at the Annual Meeting.

        Beneficial Stockholders.    If your shares are held in a stock brokerage account or by a broker, bank, trustee or other nominee, you are considered the beneficial owner of shares held in "street name" and the proxy materials were forwarded to you by your broker, bank, trustee or other nominee, who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank, trustee or other nominee how to vote your shares using the methods prescribed by your broker, bank, trustee or other nominee on the voting instruction card you received with the proxy materials. Beneficial owners are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you follow your broker's, bank's, trustee's or other nominee's procedures for obtaining a legal proxy.

What votes are required to approve each of the proposals?

        Proposal 1, the nominees for Class II director will be elected by a plurality of the votes cast of the outstanding shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors, which means that the three nominees receiving the highest number of affirmative votes will be elected. In accordance with our amended and restated by-laws, stockholders do not have the right to cumulate their votes for the election of directors.

        Proposal 2, the non-binding advisory vote approving executive compensation, will be determined by the affirmative vote of the holders of at least a majority of the outstanding shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote. As an advisory vote, this proposal is not binding. However, our board of directors and Compensation Committee will consider the outcome of the vote when making future compensation decisions for our executive officers.

        Proposal 3, the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016, will be determined by the affirmative vote of the holders of at least a majority of the outstanding shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote. The Audit Committee has sole and direct responsibility for the appointment, retention, termination, compensation, evaluation and oversight of the work of any independent registered public accounting firm engaged by the Company. The Audit Committee has already appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016. In the event of a negative vote on the ratification, the Audit Committee may reconsider its appointment of Deloitte & Touche LLP for 2016; however, the Audit Committee will consider the outcome of the vote for fiscal 2016 and when making appointments of our independent registered public accounting firm in future years.

How are broker non-votes and abstentions counted?

        The presence of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, either in person or by proxy, will constitute a quorum. Shares of common stock represented by proxies at the meeting, including broker non-votes and those that are marked "WITHHOLD AUTHORITY" or "ABSTAIN" will be counted as shares present for purposes of establishing a quorum. Because broker non-votes are not voted affirmatively or negatively, they will have no effect on the approval of any of the proposals, except where brokers may exercise their discretion on routine matters. A broker non-vote occurs when a broker or nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Neither withholding authority to vote with respect to one or more nominees nor a broker non-vote will have an effect on the outcome of the election of directors in Proposal 1. As to Proposals 2 and 3, shares represented by proxies that are marked "ABSTAIN" will have the effect of a vote against the proposal, while a broker non-vote will not have an effect on the outcome of any proposal other than Proposal 3. Only the ratification of the selection of our independent registered public accounting firm in Proposal 3 is considered a routine matter. Your broker will therefore not have discretion to vote on the "non-routine" matters set forth in Proposals 1 and 2 absent direction from you.

Can I vote in person at the Annual Meeting?

        For stockholders with shares registered in the name of a brokerage firm or bank or other similar organization, you will need to obtain a legal proxy from the broker, bank, trustee or other nominee that holds your shares before you can vote your shares in person at the Annual Meeting. For stockholders with shares registered directly in their names with Computershare, you may vote your shares in person at the Annual Meeting.

What do I need to do to attend the Annual Meeting in person?

        Space for the Annual Meeting is limited and admission will be on a first-come, first-served basis. Stockholders should be prepared to present (1) valid government photo identification, such as a driver's license or passport; and (2) beneficial stockholders holding their shares through a broker, bank, trustee or other nominee will need to bring proof of beneficial ownership as of March 7, 2016, the record date, such as their most recent account statement reflecting their stock ownership prior to March 7, 2016, a copy of the voting instruction card provided by their broker, bank, trustee or other nominee or similar evidence of ownership.

Can I vote by telephone or Internet?

        For beneficial stockholders with shares registered in the name of a broker, bank, trustee or other nominee, a number of brokerage firms and banks are participating in a program that offers telephone and Internet voting options. Stockholders should refer to the voting instruction card provided by their broker, bank, trustee or other nominee for instructions on the voting methods they offer. Registered stockholders with shares registered directly in their names with Computershare will also be able to vote using the telephone and Internet. If your shares are held in an account at a broker, bank, trustee or other nominee participating in this program or registered directly in your name with Computershare, you may vote those shares by calling the telephone number specified on your proxy or accessing the Internet website address specified on your proxy instead of completing and signing the proxy itself. The giving of such a telephonic or Internet proxy will not affect your right to vote in person should you decide to attend the Annual Meeting. The telephone and Internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. If you vote by the Internet or by telephone, you do not need to send in a proxy card or vote instruction form. The deadline for Internet and telephone voting will be 11:59 p.m., Eastern Time, on May 2, 2016.

How will my proxy be voted?

        The proxy accompanying this proxy statement is solicited on behalf of our board of directors for use at the Annual Meeting. Stockholders who received a proxy by mail and choose to vote by mail are requested to complete, date and sign the accompanying proxy and promptly return it in the envelope provided. All signed, returned proxies that are not revoked will be voted in accordance with the instructions contained therein.

        Proxies will be voted as specified by the stockholders. Unless contrary instructions are specified, if the accompanying proxy card is executed and returned (and not revoked) before the Annual Meeting, the shares of the common stock of the Company represented thereby will be voted "FOR" election of the nominees listed in this Proxy Statement as directors of the Company, "FOR" the proposal regarding advisory vote approving executive compensation and "FOR" the ratification of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2016. A stockholder's submission of a signed proxy will not affect his or her right to attend and to vote in person at the Annual Meeting. Stockholders who execute a proxy may revoke it at any time before it is voted at the Annual Meeting by (i) filing a written revocation with the Secretary of the Company, (ii) executing a proxy bearing a later date or by changing your vote via the Internet at a later date or (iii) attending and voting in person at the Annual Meeting.

How do I change or revoke my proxy?

        Any person signing a proxy in the form accompanying this proxy statement has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by a writing delivered to us stating that the proxy is revoked, by a subsequent proxy that is signed by the person who signed the earlier proxy and is delivered before or at the Annual Meeting, by voting again on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted) or by attendance at the Annual Meeting and voting in person. Please note, however, that if a stockholder's shares are held of record by a broker, bank, trustee or other nominee and that stockholder wishes to vote at the Annual Meeting, the stockholder must bring a legal proxy to the Annual Meeting.

Who will count and certify the votes?

        Representatives of Broadridge Investor Communication Solutions, Inc. ("Broadridge") and the staff of our corporate secretary and investor relations offices will count the votes and certify the election results. The results will be publicly filed with the SEC on a Form 8-K within four business days after the Annual Meeting.

How can I make a proposal or make a nomination for director for next year's annual meeting?

        You may present proposals for action at a future meeting or submit nominations for election of directors only if you comply with the requirements of the proxy rules established by the SEC and our amended and restated by-laws, as applicable. In order for a stockholder proposal or nomination for director to be considered for inclusion in our proxy statement and form of proxy relating to our annual meeting of stockholders to be held in 2017, the proposal or nomination must be received by us at our principal executive offices no later than November 21, 2016. Stockholders wishing to bring a proposal or nominate a director at the annual meeting to be held in 2017 (but not include it in our proxy materials) must provide written notice of such proposal to our Secretary at our principal executive offices between January 4, 2016 and February 3, 2017 and comply with the other provisions of our amended and restated by-laws.

Who pays for the cost of proxy preparation and solicitation?

        The accompanying proxy is solicited by our board of directors. We have also retained the firm of Georgeson to aid in the solicitation of brokers, banks, institutional and other stockholders for a fee of approximately $10,000, plus reimbursement of expenses. Broadridge will also assist us in the distribution of proxy materials and provide voting and tabulation services for the Annual Meeting. All costs of the solicitation of proxies will be borne by us. We pay for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks, trusts or nominees for forwarding proxy materials to street name holders. We are soliciting proxies primarily by mail. In addition, our directors, officers and employees may solicit proxies by telephone or other means of communication personally. Our directors, officers and employees will receive no additional compensation for these services other than their regular compensation.

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board Structure and Director Independence

        Our board of directors is currently composed of eight directors. Our amended and restated certificate of incorporation provides for a classified board of directors, with members of each class serving staggered three-year terms. We have three directors in Class I, three directors in Class II and two directors in Class III. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The terms of directors in Classes I, II and III end at the annual meetings in 2016, 2017 and 2018 as indicated below. Although elected to serve until the 2018 Annual Meeting, David H. Wasserman has informed the Company's board of directors that he intends to resign as a member of the board of directors in advance of the 2016 Annual Meeting of Stockholders. Mr. Wasserman was appointed to the board as a designee of investment funds managed by, or affiliated with, Clayton, Dubilier & Rice, LLC ("CD&R"). In addition, at the board of directors meeting scheduled to be held on May 3, 2016, Mr. Krenicki intends to resign as non-executive Chairman, and the board of directors has indicated that Mark E. Tomkins will be appointed to serve as our new non-executive Chairman as of such date. Mr. Krenicki will continue to serve as a member of the board of directors. Mr. Krenicki was appointed to the board of directors and as Chairman as a designee of investment funds managed by, or affiliated with, CD&R. Mr. Wasserman's intent to resign as a member of the board of directors and Mr. Krenicki's intent to resign as non-executive Chairman signal another step forward in the Company transitioning to the board of directors, and committees of the board, being led by independent directors.

Director	Class

Richard P. Fox	Class II—Expiring 2016 Annual Meeting
Laurie Ann Goldman	Class II—Expiring 2016 Annual Meeting
Thomas C. Tiller, Jr.	Class II—Expiring 2016 Annual Meeting
Robert J. Gillette	Class III—Expiring 2017 Annual Meeting
Mark E. Tomkins	Class III—Expiring 2017 Annual Meeting
John Krenicki, Jr.*	Class I—Expiring 2018 Annual Meeting
Stephen J. Sedita	Class I—Expiring 2018 Annual Meeting
David H. Wasserman	Class I—Expiring 2018 Annual Meeting

*
Current Chairman of the Board

        At each annual meeting of stockholders, the successors of the directors whose term expires at that meeting are elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The board of directors is therefore asking you to elect the three nominees for director whose term expires at the Annual Meeting. Richard P. Fox, Laurie Ann Goldman and Thomas C. Tiller, Jr., our Class II directors, have been nominated for reelection at the Annual Meeting. See "Proposal 1—Election of Directors" below.

        The number of members on our board of directors may be fixed by resolution adopted from time to time by the board of directors. Any vacancies or newly created directorships may be filled only by the affirmative vote of a majority of directors then in office, even if less than a quorum, or by a sole remaining director. Each director shall hold office until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal. During 2015, Ms. Goldman and Messrs. Tiller and Tomkins were added as new members of the board of directors. In addition,

Curtis D. Hecht was also added to the board in 2015, but unexpectedly passed away soon after his appointment. Sarah Kim and Darren M. Friedman served as members of the board of directors during 2015 as designees of CD&R and StepStone Group LP ("StepStone"), respectively. Affiliates of the private equity funds managed by CD&R and StepStone (collectively, the "Equity Sponsors") owned stock in the Company from 2007 until November 2015. After consummation of the November 2015 secondary offering, Ms. Kim and Mr. Friedman resigned from the board of directors on November 16, 2015.

        Set forth below is biographical information as well as background information relating to each nominee's and continuing director's business experience, qualifications, attributes and skills and why the board of directors and Nominating and Corporate Governance Committee believe each individual is a valuable member of the board of directors. The persons who have been nominated for election and are to be voted upon at the Annual Meeting are listed first, with continuing directors following thereafter. The respective age of each individual below is as of March 21, 2016.

Nominees for Election to the Board of Directors in 2016

Class II—Nominees Whose Term Expires in 2019

Name	Age	Principal Occupation and Other Information
Richard P. Fox	68	Mr. Fox has served as one of our directors since March 2014. Since 2001, Mr. Fox has been an independent consultant. From 2000 to 2001, he was president and chief operating officer of CyberSafe Corporation, a global security software provider. Mr. Fox spent 28 years at Ernst & Young LLP, a global accounting firm, last serving as managing partner at the firm's Seattle office. He currently serves on the board of directors of Acxiom Corporation, a marketing technology and services company; Pinnacle West Corporation, a vertically integrated electrical utility serving the State of Arizona; and Univar Inc., an international chemical distributor. Previously, he served on the boards of Pendrell Corporation, an intellectual property investment and advisory firm until 2014; Flow International Corporation, a machine tool manufacturer until 2014; Orbitz Worldwide, Inc. until 2011; and PopCap Games until it was acquired by Electronic Arts Inc. in 2011. He is a certified public accountant in the State of Washington. As a result of his extensive accounting and financial management experience, Mr. Fox has a deep understanding of financial reporting processes, internal accounting and financial controls, independent auditor engagements, and other audit committee and board functions. Mr. Fox's financial, accounting and management expertise, along with his experience on other boards, qualify him to serve on our board of directors.
Laurie Ann Goldman	53

Laurie Ann Goldman has served as one of our directors since December 2015. She has been a private investor and advisor since 2014. She serves on the board of directors of Francesca's Holdings Corporation, a women's retail clothing business. From 2002 until 2014, Ms. Goldman served as chief executive officer of Spanx, Inc., a women's undergarment and apparel company. Ms. Goldman brings significant brand management and multi-channel product and marketing experience and her prior executive management expertise, along with her experience on a public company board, qualify her to serve on our board of directors.

Name	Age	Principal Occupation and Other Information
Thomas C. Tiller, Jr.	54

Mr. Tiller has served as one of our directors since April 2015. He has been a private investor since 2012. From 2010 until 2011, he served as chief executive officer of Abound Solar, Inc., a startup solar technology company, and served as chairman of Abound Solar's board from 2011 until 2012. From 1999 until 2008, he served as chief executive officer of Polaris Industries Inc., a recreational vehicle manufacturing company. Mr. Tiller's management expertise, along with his experience with other company boards, qualify him to serve on our board of directors.

		On July 2, 2012, Abound Solar, Inc. filed for Chapter 7 liquidation in U.S. Bankruptcy Court in Delaware.

Continuing Members of the Board of Directors

Class III—Directors Whose Term Expires in 2017

Name	Age	Principal Occupation and Other Information
Robert J. Gillette	56	Mr. Gillette has served as ServiceMaster's Chief Executive Officer and as one of our directors since June 2013. From 2011 until 2013, Mr. Gillette was the owner of a company which acquired and developed residential real estate properties. From 2009 until 2011, he served as the chief executive officer of First Solar, Inc., a manufacturer of thin film photovoltaic solar modules and solar power plants. From 2005 to 2009, Mr. Gillette served as the president and chief executive officer of Honeywell International, Inc.'s aerospace division, a provider of aerospace electronic systems, integrated avionics, engines and services for the aerospace industry. Mr. Gillette's extensive business and management background and his prior experience as a public company executive qualify him to serve on our board of directors.
Mark E. Tomkins	60

Mr. Tomkins has served as one of our directors since June 2015. The board of directors has indicated that Mark E. Tomkins will be appointed to serve as our new non-executive Chairman as of May 3, 2016. He has been a private investor since 2006. He currently serves on the board of directors of W. R. Grace & Co., a specialty chemical and specialty materials manufacturing and production company. From 2007 to 2012, he served on the board of directors of CVR Energy, Inc., a petroleum refining and nitrogen fertilizer manufacturing company. Mr. Tomkins previously served as senior vice president and chief financial officer of Innovene, a petrochemical and oil refining company controlled by British Petroleum that is now part of the INEOS Group, from 2005 until 2006. Prior to Innovene, he served as chief financial officer of Vulcan Materials Company and Great Lakes Chemical (now Chemtura). He also held several senior level operating finance positions with Allied Signal (Honeywell) and Monsanto. Mr. Tomkins is a certified public accountant. Mr. Tomkins' financial, accounting and management expertise, along with his experience on other public company boards, qualify him to serve on our board of directors.

Class I—Nominees Whose Term Expires in 2018

Name	Age	Principal Occupation and Other Information
John Krenicki, Jr.	53	Mr. Krenicki has served as Chairman of the board of directors since January 2013. Mr. Krenicki has indicated that he intends to resign as non-executive Chairman on May 3, 2016; he will continue to serve as a member of the board of directors. Mr. Krenicki's intent to resign as non-executive Chairman signals another step forward in the Company transitioning to the board of directors, and committees of the board, being led by independent directors. He joined CD&R as an operating partner in January 2013, after 29 years with General Electric Company, or "GE." Mr. Krenicki currently serves as Chairman of the board of directors of Wilsonart International Holdings LLC and CHC Group Ltd. and lead director of Brand Energy & Infrastructure Services, Inc. He previously served as a director of Hess Corporation. From 2005 until 2008, Mr. Krenicki served as the President and Chief Executive Officer of GE Energy and in 2008 he became a Vice Chairman of GE, serving in such capacity until his resignation from GE in 2012. His responsibilities at GE included (among other roles) oversight of GE's Oil & Gas, Power and Water, and Energy Management businesses. While with GE, Mr. Krenicki also served as a member of GE's Corporate Executive Council and the GE Capital board of directors. Mr. Krenicki's extensive management experience and his background as a director of other service businesses give him beneficial insight into our capital and liquidity needs, in addition to our challenges, opportunities and operations and qualify him to serve on our board of directors.
Stephen J. Sedita	64

Mr. Sedita has served as one of our directors since December 2013. From 2008 until he retired in 2011, Mr. Sedita served as the Chief Financial Officer and Vice President of GE Home & Business Solutions, a business of General Electric Company; from 2007 until 2008, Mr. Sedita served as Chief Financial Officer and Vice President of GE Aviation. Mr. Sedita has served as a director of Controladora Mabe, S.A. de C.V., Camco Inc. and Momentive Performance Materials Holdings Inc. Mr. Sedita's extensive business and financial background and his prior board service experience, qualify him to serve on our board of directors.

Name	Age	Principal Occupation and Other Information
David H. Wasserman	49

Mr. Wasserman has served as one of our directors since July 2007. Although elected to serve until the 2018 Annual Meeting, David H. Wasserman has informed the Company's board of directors that he intends to resign as a member of the board of directors in advance of the 2016 Annual Meeting of Stockholders. Mr. Wasserman was appointed to the board as a designee of investment funds managed by, or affiliated with, CD&R. Mr. Wasserman's resignation from the board is another step forward in the Company transitioning from directors appointed by private equity funds to a board of directors comprised of independent directors. Mr. Wasserman is a partner of CD&R. Prior to joining CD&R in 1998, Mr. Wasserman worked in the principal investment area at Goldman, Sachs & Co. and as a management consultant at Monitor Company. Mr. Wasserman currently serves on the board of directors of Univar Inc., SiteOne Landscape Supply, Inc. (formerly John Deere Landscapes LLC) and Solenis LLC and formerly served on the boards of directors of Hertz Global Holdings, Inc., Covansys Corporation, Culligan Ltd., Kinko's, Inc. and ICO Global Communications (Holdings) Limited, currently known as Pendrell Corporation. Mr. Wasserman's extensive knowledge of the capital markets, experience as a management consultant and experience as a director of other consumer-oriented service businesses with nationwide locations that are similar to our business structure give him beneficial insight into our capital and liquidity needs, in addition to our challenges, opportunities and operations and qualify him to serve on our board of directors.

Director Independence

        Our board of directors has determined, after considering all of the relevant facts and circumstances, that Ms. Goldman and Messrs. Fox, Tiller, Tomkins and Sedita are "independent" as defined under NYSE listing standards. This means that none of the independent directors has any direct or indirect material relationship with us, either directly or as a partner, stockholder or officer of an organization that has a relationship with us.

Board Leadership Structure

        Our board of directors is currently led by our non-executive Chairman, Mr. Krenicki. At the board of directors meeting scheduled to be held on May 3, 2016, Mr. Krenicki intends to resign as non-executive Chairman, and the board of directors has indicated that Mark E. Tomkins will be appointed to serve as our new non-executive Chairman as of such date. Mr. Krenicki will continue to serve as a member of the board of directors. Mr. Krenicki was appointed to the board of directors and as Chairman as a designee of investment funds managed by, or affiliated with, CD&R. Mr. Krenicki's resignation as Chairman will signal another step forward in the Company transitioning to the board of directors, and committees of the board, being led by independent directors.

        As stated in our Corporate Governance Guidelines, the board has no policy with respect to the separation of the offices of Chairman of the Board and CEO. The board believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chairman and CEO in any way that is in the best interests of the company at a given point in time. The board believes this governance structure currently promotes a balance between the board's independent authority to oversee our business and the CEO and his management team who manage the business on a day-to-day basis. If the board chooses to combine the offices of Chairman and CEO in the future, a lead director will be appointed annually by the independent directors. The board expects to periodically review its leadership structure to ensure that it continues to meet our needs.

Meetings of the Board of Directors and Attendance at the Annual Meeting

        Our board of directors held 13 meetings during the fiscal year ended December 31, 2015. Each of our incumbent directors attended at least 75% of the total number of meetings of the board and any committees of which he or she was a member in 2015. Directors are encouraged to attend our annual meetings. All of the directors serving on the board at the time attended the 2015 Annual Meeting.

Executive Sessions

        Executive sessions, which are meetings of the non-management members of the board of directors, are regularly scheduled throughout the year. In addition, at least once a year, the independent directors are afforded the opportunity to meet in a private session that excludes management and non-independent directors. At each of these meetings, the non-management and independent directors in attendance, as applicable, will determine which member will preside at such session. The committees of the board, as described more fully below, also meet regularly in executive session.

Corporate Governance Guidelines

        Our board of directors has adopted Corporate Governance Guidelines to address significant corporate governance issues. A copy of these guidelines is available on our website at www.servicemaster.com/company/about/corporate-governance. These guidelines provide a framework for our corporate governance initiatives and cover topics including, but not limited to, director qualification and responsibilities, board composition, director compensation and management and succession planning. The Nominating and Corporate Governance Committee is responsible for overseeing and reviewing the guidelines and reporting and recommending to our board of directors any changes to the guidelines.

Code of Conduct and Financial Code of Ethics

        We have a Financial Code of Ethics that applies to the CEO, CFO and Controller, or persons performing similar functions, and other designated officers and associates, including the primary financial officer of each of our business units and the Treasurer. We also have a Code of Conduct that applies to all of our directors, officers and associates. The Financial Code of Ethics and Code of Conduct each address matters such as conflicts of interest, confidentiality, fair dealing and compliance with laws and regulations. The Financial Code of Ethics and the Code of Conduct is available without charge on our website at www.servicemaster.com/company/about/corporate-governance.

        We will promptly disclose any substantive changes in or waiver of, together with reasons for any waiver of, either of these codes granted to our executive officers, including our principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions, and our directors, by posting such information on our website at www.servicemaster.com/company/about/corporate-governance.

Board Committees

        Our board of directors maintains an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Under the SEC and NYSE rules, each of these committees is comprised entirely of independent directors. Below is a brief description of our committees. The following table shows the current members of each committee and the number of meetings held during 2015.

Director	Audit		Compensation		Nominating & Corporate Governance
John Krenicki, Jr.
Richard P. Fox	X	*			X
Robert J. Gillette(1)
Laurie Ann Goldman			X
Stephen J. Sedita	X		X
Thomas C. Tiller, Jr.			X	*	X
Mark E. Tomkins	X				X	*
David H. Wasserman
Number of Meetings	6		5		4

X=
Current Committee Member; * = Chair

(1)
As CEO, Mr. Gillette attends each of the committee meetings as invited, but he is not a member of the committees.

Audit Committee

        Our audit committee is responsible, among its other duties and responsibilities, for overseeing our accounting and financial reporting processes, the audits of our financial statements, the qualifications and independence of our independent registered public accounting firm, the effectiveness of our internal control over financial reporting and the performance of our internal audit function and independent registered public accounting firm. Our audit committee reviews and assesses the qualitative aspects of our financial reporting, our processes to manage business and financial risks, and our compliance with significant applicable legal, ethical and regulatory requirements. Our audit committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. The charter of our Audit Committee is available without charge on our website at www.servicemaster.com/company/about/corporate-governance.

        The members of our Audit Committee are Messrs. Fox (Chair), Sedita and Tomkins. Our board of directors has designated Messrs. Fox, Sedita and Tomkins as "audit committee financial experts," and each of the three members has been determined to be "financially literate" under the NYSE rules. Our board of directors has also determined that Messrs. Fox, Sedita and Tomkins are "independent" as defined under NYSE and Exchange Act rules and regulations. The charter of our Audit Committee states that no director may serve on the Audit Committee if such director simultaneously serves on the audit committee of more than three public companies (including the Company), unless the board of directors determines that such simultaneous service would not impair the ability of such director to effectively serve on the Audit Committee. Mr. Fox serves on four public company audit committees, including the Company's, and in 2015 the board of directors determined that his simultaneous service on those committees would not impair Mr. Fox's ability to effectively serve on the Company's Audit Committee.

Compensation Committee

        Our Compensation Committee is responsible, among its other duties and responsibilities, for reviewing and approving all forms of compensation to be provided to, and employment agreements with, the executive officers and directors of our company and its subsidiaries (including the CEO), establishing the general compensation policies of our company and its subsidiaries and reviewing, approving and overseeing the administration of the employee benefits plans of our company and its subsidiaries. Our Compensation Committee also periodically reviews management development and succession plans. The charter of our Compensation Committee is available without charge on our website at www.servicemaster.com/company/about/corporate-governance.

        The members of our Compensation Committee are Messrs. Tiller (Chair) and Sedita and Ms. Goldman. Our board of directors determined that each member of the Compensation Committee is "independent" as defined under NYSE listing standards. The Compensation Committee has the authority to retain compensation consultants, outside counsel and other advisers. During 2015, the committee engaged Semler Brossy Consulting Group, LLC to advise it on executive compensation program-design matters and to prepare market studies of the competitiveness of components of the company's compensation program for its senior executive officers, including the named executive officers and non- employee directors. Semler Brossy is a global professional services company. The Compensation Committee performed an assessment of Semler Brossy's independence to determine whether the consultant is independent, taking into account Semler Brossy's executive compensation consulting protocols to ensure consultant independence and other relevant factors. Based on that assessment, the Compensation Committee determined that the firm's work has not raised any conflict of interest and the firm is independent.

Nominating and Corporate Governance Committee

        Our Nominating and Corporate Governance Committee is responsible, among its other duties and responsibilities, for identifying and recommending candidates to the board of directors for election to our board of directors, reviewing the composition of the board of directors and its committees, developing and recommending to the board of directors corporate governance guidelines that are applicable to us, and overseeing board of directors evaluations. The charter of our Nominating and Corporate Governance Committee is available without charge on our website at www.servicemaster.com/company/about/corporate-governance.

        The members of our Nominating and Corporate Governance Committee are Messrs. Tomkins (Chair), Fox and Tiller. Our board of directors determined that each member of the Nominating and Corporate Governance Committee is "independent" as defined under NYSE listing standards.

Compensation Committee Interlocks and Insider Participation

        The members of the Compensation Committee currently are Messrs. Tiller (Chair) and Sedita and Ms. Goldman. For a part of 2014, Ms. Kim served on our Compensation Committee. Mr. Wasserman also served on our Compensation Committee during 2014 and for a part of 2015. Mr. Krenicki served on our Compensation Committee during all of 2014 and 2015. Messrs. Krenicki and Wasserman and Ms. Kim are principals of CD&R. Mr. Krenicki assumed the role of Interim CEO from April 12, 2013 through June 16, 2013 following the resignation of our former CEO and prior to the hiring of Mr. Gillette. No other member of the Compensation Committee was at any time during 2014 or 2015 an officer or employee of ServiceMaster or any of our subsidiaries nor is any such person a former officer of ServiceMaster or any one of our subsidiaries.

Selection of Nominees for Election to the Board

        Our Corporate Governance Guidelines provide that the Nominating and Corporate Governance Committee will identify and select, or recommend that the board select, board candidates who the Nominating and Corporate Governance Committee believes are qualified and suitable to become members of the board consistent with the criteria for selection of new directors adopted from time to time by the board. The Nominating and Corporate Governance Committee considers the board's current composition, including expertise, diversity, and balance of inside, outside and independent directors, and considers the general qualifications of the potential nominees, such as: integrity and honesty; the ability to exercise sound, mature and independent business judgment in the best interests of the stockholders as a whole; a background and experience with healthcare, operations, finance or marketing or other fields which will complement the talents of the other board members; willingness and capability to take the time to actively participate in board and committee meetings and related activities; ability to work professionally and effectively with other board members and the Company's management; availability to remain on the board long enough to make an effective contribution; satisfaction of applicable independence standards; and absence of material relationships with competitors or other third parties that could present realistic possibilities of conflict of interest or legal issues.

        In identifying candidates for election to the board of directors, the Nominating and Corporate Governance Committee considers nominees recommended by directors, stockholders and other sources. The Nominating and Corporate Governance Committee reviews each candidate's qualifications, including whether a candidate possesses any of the specific qualities and skills desirable in certain members of the board of directors. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate. Upon selection of a qualified candidate, the Nominating and Corporate Governance Committee would recommend the candidate for consideration by the full board of directors. The Nominating and Corporate Governance Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

        The Nominating and Corporate Governance Committee will consider director candidates proposed by stockholders on the same basis as recommendations from other sources. Any stockholder who wishes to recommend a prospective candidate for the board of directors for consideration by the Nominating and Corporate Governance Committee may do so by submitting the name and qualifications of the prospective candidate in writing to the following address: ServiceMaster Global Holdings, Inc., c/o Secretary, 860 Ridge Lake Blvd., Memphis, TN 38120. Any such submission should also describe the experience, qualifications, attributes and skills that make the prospective candidate a suitable nominee for the board of directors. Our amended and restated by-laws set forth the requirements for direct nomination by a stockholder of persons for election to the board of directors.

Communications with the Board

        Any stockholder or interested party who wishes to communicate with our board of directors as a whole, the independent directors, or any individual member of the board or any committee of the board may write to or email the Company at: ServiceMaster Global Holdings, Inc., c/o Assistant Secretary, 860 Ridge Lake Blvd., Memphis, TN 38120 or Board_of_Directors@servicemaster.com.

        The board has designated the Company's Assistant Secretary as its agent to receive and review written communications addressed to the board, any of its committees, or any board member or group of members. The Assistant Secretary may communicate with the sender for any clarification. In addition, the Assistant Secretary will promptly forward to the chair of the Audit Committee and the Company's General Counsel any communication alleging legal, ethical or compliance issues by management or any other matter deemed by the Assistant Secretary to be potentially material to the

Company. As an initial matter, the Assistant Secretary will determine whether the communication is a proper communication for the board. The Assistant Secretary will not forward to the board, any committee or any director communications of a personal nature or not related to the duties and responsibilities of the board, including, without limitation, junk mail and mass mailings, business solicitations, routine customer service complaints, new product or service suggestions, opinion survey polls or any other communications deemed by the Assistant Secretary to be immaterial to the Company.

        Separately, the Audit Committee has established a whistleblower policy for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by associates of the Company of concerns regarding questionable accounting or auditing matters.

Risk Oversight

        Our board of directors as a whole has responsibility for overseeing our risk management. The board of directors exercises this oversight responsibility directly and through its committees. The oversight responsibility of the board of directors and its committees is informed by reports from our management team and from our internal audit department that are designed to provide visibility to the board of directors about the identification and assessment of key risks and our risk mitigation strategies. The full board of directors has primary responsibility for evaluating strategic and operational risk management, and succession planning. Our Audit Committee has the responsibility for overseeing our major financial and accounting risk exposures and the steps our management has taken to monitor and control these exposures, including policies and procedures for assessing and managing risk, including oversight on compliance related to legal and regulatory exposure and meets regularly with our chief legal and compliance officers. Our Compensation Committee evaluates risks arising from our compensation policies and practices, as more fully described below. The Audit Committee and Compensation Committee provide reports to the full board of directors regarding these and other matters.

Compensation Risk Assessment

        The Compensation Committee assessed our compensation policies and practices to evaluate whether they create risks that are reasonably likely to have a material adverse effect on the Company. Based on its assessment, the Compensation Committee concluded that the Company's compensation policies and practices do not create incentives to take risks that are reasonably likely to have a material adverse effect on the Company. We believe we have allocated our compensation among base salary, short-term incentives and long-term equity in such a way as to not encourage excessive risk taking.

Director Compensation

Cash and Equity Retainers

        Members of the board of directors who are not employed by us are entitled to receive an annual retainer of $170,000, $70,000 of which is payable in cash in quarterly installments and the other $100,000 payable in restricted stock as of the date of the annual stockholders' meeting and vesting on the earlier of the next annual stockholders' meeting or the first anniversary following the grant date, subject to continued service on the board of directors. The restricted stock becomes fully vested on a change in control (as defined in the Omnibus Incentive Plan) or on a termination of the director's services due to death or Disability (as defined in the Omnibus Incentive Plan). In addition, any independent chairperson of the Audit Committee will receive an additional annual cash retainer of $15,000. The chairpersons of the Compensation Committee and the Nominating and Corporate Governance Committee will each receive an additional annual cash retainer of $10,000.

        Each of our directors who is employed by or affiliated with the CD&R or StepStone assigned all of the compensation the director received for his or her services as a director to the fund he or she is affiliated with or its affiliates. All of our directors were reimbursed for reasonable expenses incurred in connection with attending board of directors meetings and committee meetings.

2015 Director Compensation Table

        This table shows the compensation that each non-employee director received for his or her board and committee chair service. Amounts reflect partial year board service for Ms. Goldman and Messrs. Hecht, Tiller and Tomkins. The amount of fees payable to Messrs. Friedman, Krenicki and Wasserman and Ms. Kim are reflected in the table below next to their names; however, as indicted, such amounts were assigned to CD&R and StepStone, as applicable.

Name of Director	Cash Fees(1)	Stock Awards(2)	Total
Richard P. Fox	$85,000	$100,000	$185,000
Darren M. Friedman(3)	$70,000	$100,000	$170,000
Laurie Ann Goldman.	$4,755	$38,800	$43,555
Curtis D. Hecht	$17,500	$82,200	$99,700
Sarah Kim(4)	$70,000	$100,000	$170,000
John Krenicki, Jr.(4)	$80,000	$100,000	$180,000
Mark E. Tomkins	$39,425	$88,500	$127,925
Thomas C. Tiller, Jr.	$47,500	$100,000	$147,500
Stephen J. Sedita	$70,000	$100,000	$170,000
David H. Wasserman(4)	$80,000	$100,000	$180,000

(1)
Total of cash fees paid for annual board retainer and committee chair retainer. Prorated from the time of their appointment to the board or committee chair.

(2)
The amounts in this column reflect the grant date fair value of restricted stock awarded (rounded down to nearest full share) for annual board retainer. For Ms. Goldman and Messrs. Hecht, Tiller and Tomkins, grants of restricted stock were prorated from April 27, 2015 to the time of their appointment to the board of directors. The restricted stock awards were valued based on the grant date fair value of $34.90 per share for Messrs. Fox, Krenicki, Tiller, Sedita and Wasserman (2,865 restricted shares); $33.75 for Mr. Tomkins (2,622 restricted shares); $36.17 for Mr. Hecht (2,272 restricted shares); and $39.00 for Ms. Goldman (994 restricted shares), which was equivalent to the then current fair value of common stock at the grant date. Mr. Hecht passed away on August 31, 2015, and pursuant to the terms of the restricted stock award agreement, such shares vested at a value of $80,270.

(3)
Mr. Friedman assigned both his cash and stock retainers to StepStone. He resigned from the board of directors on November 16, 2015 and the restricted shares granted on April 27, 2015, reflected in the table above were forfeited.

(4)
Ms. Kim and Messrs. Krenicki and Wasserman assigned their cash and stock retainers to CD&R. Ms. Kim resigned from the board of directors on November 16, 2015 and the restricted shares granted on April 27, 2015, reflected in the table above were forfeited.

Stock Ownership Guidelines

        The board of directors has adopted stock ownership guidelines for members of the board of directors and for executive officers of the Company. The board believes that setting these ownership guidelines will enhance directors' and executive officers' alignment with other stockholders. The Compensation Committee will review director and executive officer stock ownership levels on an annual basis.

Board of Directors

        Members of the board of directors are expected to hold stock valued at five times the annual cash retainer. The annual cash retainer is currently set at $70,000, resulting in a current expectation to hold stock valued at $350,000. The members of the board of directors who are employed by or affiliated with CD&R are not subject to the ownership guidelines as their cash and stock retainers have been assigned to CD&R. Directors will have a period of five years from February 2015 or their appointment to the board, whichever is later, to meet the ownership guidelines. All directors subject to the stock ownership guidelines are on track to meet their stock ownership level within the five-year period.

Executive Officers

        The guidelines for executive officers are based on a multiple of annual base salary with the CEO expected to own stock valued at six times his annual salary and other executive officers expected to own stock valued at three times their respective annual salaries.

        Shares included in the ownership guideline calculation include shares owned by the executive, unvested restricted stock units ("RSUs") and 25% of the in-the-money value of vested options.

        Executive officers covered under these guidelines have a period of five years from February 2015 or their designation as an executive officer, whichever is later, to meet the ownership guidelines. Each of our executive officers either already meets his or her stock ownership guideline or is on track to meet his or her stock ownership guideline within the five-year period.

Certain Securities Transactions

        Our board of directors has adopted a policy that prohibits our directors and executive officers from short sales and transactions in puts and calls of the Company's securities. Short sales of securities of the Company evidence an expectation on the part of the seller that such securities will decline in value, and signal to the market an absence of confidence in the short-term prospects of the Company. Short sales may also reduce the seller's incentive to improve the performance of the Company.

        In addition, the adopted policy strongly discourages any of our directors and executive officers from engaging in hedging transactions in the Company's securities. Certain forms of hedging or monetization transactions (such as zero-cost collars and forward sale contracts) allow a person to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential appreciation in the stock. These transactions allow the person to continue to own the stock, but without the full risks and rewards of ownership. When that occurs, the person may no longer have the same objectives as the Company's other stockholders.

EXECUTIVE OFFICERS

        The following table sets forth information about our executive officers as of March 14, 2016.

Name	Age	Present Positions	First Became an Officer
Robert J. Gillette	56	Chief Executive Officer & Director	2013
Alan J. M. Haughie	52	Senior Vice President & Chief Financial Officer	2013
William J. Derwin	47	President, Terminix	2013
Timothy M. Haynes	49	President, American Home Shield	2013
Susan K. Hunsberger	53	Senior Vice President, Human Resources	2014
James T. Lucke	55	Senior Vice President, General Counsel & Secretary	2013
Mary Kay Wegner	48	Senior Vice President, Service and Operations, Terminix	2013
Martin Wick	41	President, Franchise Services Group	2015

        Robert J. Gillette has served as ServiceMaster's Chief Executive Officer and as one of our directors since June 2013. From October 2011 until May 2013, Mr. Gillette was the owner of a company which acquired and developed residential real estate properties. From October 2009 until October 2011, he served as the chief executive officer of First Solar, Inc., a manufacturer of thin film photovoltaic solar modules and solar power plants. From January 2005 to September 2009, Mr. Gillette served as the president and chief executive officer of Honeywell International, Inc.'s aerospace division, a provider of aerospace electronic systems, integrated avionics, engines and services for the aerospace industry.

        Alan J. M. Haughie has served as ServiceMaster's Senior Vice President and Chief Financial Officer since September 2013. From July 2010 until September 2013, Mr. Haughie served as senior vice president and chief financial officer of Federal-Mogul Corporation, a global supplier of original equipment and aftermarket products for automotive, light commercial, heavy-duty and off-highway vehicles, as well as power generation, aerospace, marine, rail and industrial equipment. From 2005 until June 2010, he served as vice president, controller and chief accounting officer of Federal-Mogul Corporation, having joined Federal-Mogul in 1994 while serving in various roles until 2005.

        William J. Derwin has served as President of Terminix since November 2013. From 2002 until October 2013, Mr. Derwin worked at Otis Elevator, serving most recently as its vice president global field operations. During his tenure at Otis Elevator he served in various other executive roles including group director UK and Ireland, vice president North and South America field operations, and vice president greater New York region. Otis Elevator is a division of United Technologies Corporation, a company which provides a broad range of high technology products and support services to the aerospace and building systems industries.

        Timothy M. Haynes has served as President, American Home Shield since September 2015. Mr. Haynes joined ServiceMaster in January 2012 and previously served as Senior Vice President and Chief Information Officer from December 2013 until September 2015 and also served as Vice President of Information Technology for the American Home Shield, ServiceMaster Clean and Merry Maids business units. From February 2006 until January 2012, Mr. Haynes served in a variety of Information Technology executive leadership roles for Nissan Motor Limited and Nissan Americas.

        Susan K. Hunsberger has served as Senior Vice President, Human Resources since January 2014. From February 2010 until December 2013 she served as senior vice president, human resources, for the global business solutions (GBS) group of Connecticut-based Nielsen Holdings N.V., a global information and measurement company with leading market positions in marketing and consumer information, television and other media measurement, online intelligence and mobile measurement. From November 1997 until February 2010, Ms. Hunsberger served in a variety of human resources leadership positions at GE Aviation, a division of General Electric Company.

        James T. Lucke has served as Senior Vice President, General Counsel and Secretary since September 2013. From May 2007 until May 2013, Mr. Lucke served as vice president, general counsel and secretary of Mohawk Industries, Inc., a leading producer of floor covering products for residential and commercial applications.

        Mary Kay Wegner (formerly Runyan) has served as Senior Vice President, Service and Operations, Terminix since February 2016. Ms. Wegner joined ServiceMaster in April 2010 and served as Senior Vice President, Supply Management from July 2013 until February 2016 and as Vice President, Fleet from April 2010 until July 2013. In her new role, Ms. Wegner will continue to oversee the supply management function. From March 2009 until April 2010, Ms. Wegner served as the executive in charge of North American fleet operations for Coca-Cola Enterprises, where she was responsible for policy, process and operational performance across the United States and Canada.

        Martin Wick has served as President, Franchise Services Group since October 2014. He was designated as an executive officer of the Company in September 2015 when he began reporting directly to our CEO. Mr. Wick joined ServiceMaster in May 2009 and previously served as served as Vice President of Operations for American Home Shield from June 2012 until October 2014 and prior to that served in various other leadership positions within American Home Shield and our corporate function.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        This section describes the material elements of our 2015 executive compensation program and the principles underlying our executive compensation policies and decisions. In addition, in this section, we provide information regarding the compensation paid to each individual who served in the capacity as principal executive officer (CEO) or principal financial officer (CFO) during 2015 and the three most highly compensated executive officers (other than the CEO and CFO) who were serving as such as of the end of our most recent fiscal year, collectively referred to as our Named Executive Officers, or "NEOs." For fiscal 2015 our NEOs are as follows:

  •
  Robert J. Gillette, Chief Executive Officer;

  •
  Alan J. M. Haughie, Senior Vice President and Chief Financial Officer;

  •
  Timothy M. Haynes, President, American Home Shield;

  •
  Mary Kay Wegner, Senior Vice President, Service and Operations, Terminix; and

  •
  Martin Wick, President, Franchise Services Group.

Highlights

  Business Performance

  •
  The financial performance of the Company did not meet the target in 2015 for adjusted operating performance, was at target for revenue, and exceeded target for cash flow, resulting in bonus payments slightly below target for our NEOs. Please see the narrative in the "—Annual Bonus Plan" section below for more detailed information on this subject. The Company provided a strong return for its stockholders as evidenced by the 46.6% appreciation in our stock price during 2015.

Metric	2015 Target Performance	2015 Actual Achievement
Adjusted Operating Performance	$620 million	$600 million
Revenue	$2,601 million	$2,606 million
Cash Flow	$559 million	$578 million

Closing Stock Price on 12/31/2014	Closing Stock Price on 12/31/2015	Percent Increase
$26.77	$39.24	46.6%

  Management Structure

  •
  Changes were made to our leadership structure during 2015. Mr. Haynes moved from his position as Senior Vice President and Chief Information Officer to his new role as President, American Home Shield. Mr. Wick, as President, Franchise Services Group, now reports directly to Mr. Gillette and was designated as an executive officer in September 2015.

  Compensation Decisions

  •
  Base salaries of the NEOs were increased on a selective basis. In 2015, adjustments were made to salaries for Mr. Haughie (4.5% increase 20 months following his hire), Mr. Haynes (16.4% increase to recognize his new position as President, American Home Shield), Ms. Wegner (6.1% increase 21 months following her most recent increase) and Mr. Wick (7.7% increase to recognize his change in reporting to the CEO and his designation as an executive officer).

  •
  In 2015, the Company had not yet implemented an annual long-term incentive program for executive officers. However, the Compensation Committee did make long-term incentive awards to executive officers on a selective basis to enhance their retention and to recognize additional responsibilities. As such, RSUs were awarded to Messrs. Haynes (22,250 RSUs) and Wick (2,900 RSUs) to recognize their increased responsibilities and to enhance the Company's ability to retain them and to Ms. Wegner (15,000 RSUs) to enhance the Company's ability to retain her. Additionally, the Compensation Committee implemented annual long-term incentive awards for those below the executive officer level. Mr. Wick received both stock options (14,100 options) and RSUs (5,100 RSUs) in February 2015 as part of the annual award program prior to his designation as an executive officer.

Objectives of Our Compensation Program

        Our compensation plans for executive officers (including the NEOs) are designed to:

  •
  Attract, motivate and retain highly qualified executives;

  •
  Reward successful performance by the executives and us by linking a significant portion of compensation to financial and business results;

  •
  Align our executives' long-term interests with those of our stockholders through meaningful share ownership; and

  •
  Appropriately balance long-term and short-term incentive compensation so that short-term performance is not emphasized at the expense of long-term value creation.

Elements of Executive Compensation, including for NEOs

        To meet these objectives, our executive compensation program consists of the following:

  •
  Base salary, which is intended to attract and retain highly qualified executives and to recognize individual performance by the executive;

  •
  Annual cash incentive, which is intended to motivate each executive to achieve short-term company (and, where applicable, business unit) performance goals while contributing to the attainment of long-term business objectives and special bonus awards from time to time;

  •
  Grants of RSUs and stock options to motivate executives to achieve long-term performance goals and to provide equity ownership of our common stock to our executives to ensure goal alignment with our stockholders. In general, the RSUs and stock options granted are time-vested equity awards; however, the Compensation Committee has granted performance-based RSUs and stock options on occasion. During 2015, the Compensation Committee had not yet implemented a long-term incentive plan for executive officers, leaving cash compensation as the primary compensation vehicle; and

  •
  Employee benefits, including retirement benefits, health and welfare benefits, perquisites, new hire bonus and relocation benefits, which are intended to attract and retain qualified executives by ensuring that our benefit programs are competitive.

        Each of these elements, discussed in more detail below, plays an integral role in our balancing of executive rewards over short- and long-term periods and our ability to attract and retain key executives. We believe the design of our executive compensation program creates alignment between performance achieved and compensation awarded, and motivates achievement of both annual goals and sustainable long-term performance.

Determination of Executive Compensation

Pay Decision Process

        The role of our Compensation Committee is to assist our board of directors in the discharge of its responsibilities relating to our executive compensation program. Our Compensation Committee is responsible for establishing, administering and monitoring our policies governing the compensation for our executive officers, including determining base salaries and short-term and long-term incentive awards.

        The Compensation Committee determines the CEO's compensation and reports and discusses the approved compensation with the board of directors. Historically, in determining the CEO's compensation, the Compensation Committee has considered the following factors: (1) our operating and financial performance, (2) the competitive market data provided by Semler Brossy Consulting Group, LLC, or "Semler Brossy," our external compensation consultant, as presented to the Compensation Committee by our Senior Vice President, Human Resources in collaboration with Semler Brossy, (3) the assessment by the Compensation Committee of the CEO's individual performance and (4) prevailing economic conditions. The CEO has historically recommended to the Compensation Committee compensation for the other executive officers based on his assessment of each executive officer's area of responsibility, individual and business unit performance, overall contribution, the competitive market data provided by Semler Brossy and prevailing economic conditions. All aspects of compensation for our executive officers in fiscal year 2015 were determined by the Compensation Committee, and the Compensation Committee provides all functions described in this Compensation Discussion and Analysis as provided in its charter. The Compensation Committee also took into account the stockholder approval of the executive compensation program at the 2015 Annual Meeting of Stockholders.

        We believe that our executive compensation program must be attractive to compete in the market for executive talent and must support our growth strategy. As a result of this focus, we rely on competitive pay practices and individual and business performance in determining the compensation of our executives. In making these compensation determinations, we also consider historical individual compensation levels and historical company payout levels for annual cash incentives. The executive compensation program and underlying philosophy are reviewed at least annually to determine what, if any, modifications should be considered.

        The board of directors approved and implemented a clawback policy that provides the Compensation Committee with the discretion to clawback performance-based compensation in the event of a restatement of Company financial statements or misconduct. This policy was approved by the Board in February 2016 and will be effective on a prospective basis.

        In 2015, the Compensation Committee reviewed and confirmed the group of peer companies, or "Peer Group," to which we compare our NEOs' compensation. The Compensation Committee approved a list of 13 companies as our Peer Group. These companies are generally 0.3 to 3.0 times our revenue size, based on 2014 revenue figures.

        The peer companies are generally from the service industry where they have a distributed business model. The Compensation Committee also considered the growth rates of the companies when selecting this group of companies. We have periodically reviewed the Peer Group and may from time to time adjust the companies comprising the group to better reflect competitors in our industry, companies with similar business models and companies that compete in our labor markets for talent. The Compensation Committee added Rentokil Initial plc to the Peer Group for 2015. Rentokil is a United Kingdom based company that provides pest control services and is expanding in the United States and has become a competitor in the markets served by Terminix. Due to the competition for pest services, the Compensation Committee determined that Rentokil met the profile of appropriate companies for compensation and business comparisons. For 2015, the Peer Group consisted of the following companies:

Peer Group

ABM Industries Incorporated	Rollins, Inc.
The ADT Corporation	Service Corporation International
Chemed Corporation	Spectrum Brands Holdings, Inc.
Cintas Corporation	The Scotts Miracle Grow Company
Realogy Holdings Corp.	Waste Connections, Inc.
Rentokil Initial plc	Weight Watchers International, Inc.
Republic Services, Inc.

        As part of our review of competitive pay practices, we engaged Semler Brossy in 2015 to conduct a market review to determine whether executive officer total compensation opportunities were competitive. In determining 2015 executive compensation, the Compensation Committee relied on the Peer Group data for positions reported in the peer companies' respective proxy statements provided by Semler Brossy. A general survey of competitive market data for positions which were not reported in Peer Group proxy statements was provided by Aon Hewitt and was adjusted to mirror general market merit increases, as identified in market salary increase surveys sponsored by compensation consulting organizations. The survey data reflects companies in general industries with revenue sizes between $1 and $5 billion. The positions for which survey data was the primary source of competitive information include the heads of the Marketing and Strategy, Human Resources, Supply Management and Information Technology functions. The Compensation Committee then evaluated base pay and annual bonuses for our executives as discussed below. Differences in total compensation generally reflect the relevant experience, expertise, tenure and performance of the individual executive officer within his or her role.

CEO Performance

        In determining compensation actions for Mr. Gillette, the Compensation Committee placed heavy emphasis on the financial performance of the Company as set forth in the Company's Annual Report on Form 10-K in 2015, highlighted by:

  (1)
  A 6% increase in Revenue;

  (2)
  A 12% increase in Adjusted EBITDA;

  (3)
  A 31% increase in Free Cash Flow; and

  (4)
  A reduction in the Company's debt of over $250 million.

        Key operational strategies that have enhanced the Company's ability to deliver solid performance on a consistent basis have been implemented, including:

  (1)
  Growth in new services driven by innovation at Terminix;

  (2)
  Continued development of a direct-to-consumer channel at American Home Shield; and

  (3)
  Cost rationalization and supply chain benefits.

        Mr. Gillette has also continued to champion a culture change within the Company begun in 2014, by emphasizing key behaviors that all associates should strive for in personal career development and which will lead to a better customer experience with the Company's products and services. These key behaviors are taken into consideration during the performance assessment of each associate of the Company.

        Based on the foregoing, and Mr. Gillette's strong leadership and individual performance, the Compensation Committee determined that Mr. Gillette generally met expectations for 2015 and was instrumental in driving the success of the Company and creating value for investors.

Base Salary

        The Compensation Committee annually reviews the base salaries of our executive officers. The Compensation Committee may take into account numerous factors when making its determination including the NEO's experience relative to industry peers, competitive market data, time in his or her position, individual performance, future potential and leadership qualities.

        The following table sets forth information regarding the 2015 base salaries for our NEOs.

2015 Salary Table

Named Executive Officer	Base Salary as of January 1, 2015 ($)	Base Salary as of December 31, 2015 ($)	Aggregate Increase %
Robert J. Gillette	1,100,000	1,100,000	0%
Alan J. M. Haughie(1)	550,000	575,000	4.5%
Timothy M. Haynes(2)	365,000	425,000	16.4%
Mary Kay Wegner(1)	330,000	350,000	6.1%
Martin Wick(3)	325,000	350,000	7.7%

(1)
Salary increases for Mr. Haughie and Ms. Wegner represent periodic adjustments to reflect their performance and experience in their respective positions.

(2)
The salary increase for Mr. Haynes was in recognition of his promotion to his new position as President, American Home Shield.

(3)
The salary increase for Mr. Wick recognized his promotion to report directly to the CEO and his designation as an executive officer.

Annual Bonus Plan

        Stockholders of the Company approved the Executive Annual Bonus Plan ("EABP") at the 2015 Annual Meeting of Stockholders. This plan provides for a maximum bonus that can be paid to any executive officer equal to one percent of Adjusted EBITDA. This plan is intended to qualify annual bonuses that are paid to our executives as performance-based compensation under the provisions of Internal Revenue Code ("Code") Section 162(m). The Compensation Committee may exercise its discretion to reduce the awards and exercises this discretion under the Annual Bonus Plan described below. Based on the Company's achievement of Adjusted EBITDA of $622 million (as set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2015), each executive officer would earn an annual bonus of $6,220,000, prior to the Compensation Committee exercising its discretion to reduce the awards.

        The Company administers the Annual Bonus Plan, or "ABP," our annual cash incentive program, which is designed to reward the achievement of specific pre-set financial results measured over one fiscal year or a portion of a fiscal year subject to the maximum amounts derived under the EABP. For 2015, the ABP was measured over the 2015 calendar year results. Each participant is assigned an annual incentive target expressed as a percentage of base salary. For the NEOs, these targets ranged from 60 percent of base salary to 100 percent of base salary. The specific target bonus for each NEO is listed in the table below:

Named Executive Officer	Target Bonus as a Percent of Salary
Robert J. Gillette	100%
Alan J. M. Haughie	70%
Timothy M. Haynes(1)	65%
Mary Kay Wegner	60%
Martin Wick(2)	65%

(1)
Mr. Haynes' target bonus as a % of salary was 60% in his role as Senior Vice President and Chief Information Officer (9 months) and 65% in his role as President, American Home Shield (3 months).

(2)
Mr. Wick's target bonus as a % of salary was 55% in his role as President, Franchise Service Group, reporting to the Group President, American Home Shield and Franchise Services Group (9 months) and 65% when he began directly reporting to the CEO and was designated an executive officer (3 months).

        To encourage our executive officers to focus on short-term Company (and, where applicable, business unit) goals and financial performance, incentives under the ABP are based on our performance with respect to the following measures at both a corporate consolidated and, where applicable, a business unit level:

  •
  Adjusted operating performance, or "AOP," which for 2015 was equal to Adjusted EBITDA, except that, in calculating payouts under the ABP, the Compensation Committee exercised its discretion, due to financial and non-financial performance factors, to modestly reduce the achievement under this metric for the corporate results and to slightly increase the results for the Franchise Services Group, to reflect the impact of the Merry Maids branch conversions;

  •
  Revenue was modestly increased at the corporate and Franchise Services Group levels for discretionary items approved by the Compensation Committee, primarily for the impact of Merry Maids branch conversions;

  •
  Cash flow, which is calculated by making the following adjustments to AOP: (1) adjusting for the change in net working capital and (2) subtracting capital expenditures; and

  •
  Individual performance evaluation, as determined by the Compensation Committee.

        Adjusted EBITDA and revenue, as well as the change in net working capital and capital expenditures are included in the financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2015.

        The performance measures above were selected as the most appropriate measures upon which to determine annual bonuses because they are the primary metrics that management believes build value in the Company. Additionally, these measures were selected to incentivize profitable growth and cash flow generation to meet debt obligations and fund investments for future growth. All of the opportunity for payment under the ABP to our NEOs is based on these performance measures. For 2015, the Compensation Committee used its negative discretion under the EABP to award annual bonuses similar to what would have been earned under the ABP.

        Payments under the ABP were also subject to the achievement of a minimum level of performance on the AOP financial measure ("AOP Threshold"). In order to earn any payment under the ABP, the AOP Threshold had to be achieved at the corporate consolidated or, where applicable, business unit levels. The corporate consolidated AOP Threshold and business unit AOP Thresholds applicable to the NEOs are set forth in the table below:

NEO	Performance Measure	AOP Threshold ($ in 000s)	AOP Actual ($ in 000s)
Robert J. Gillette	ServiceMaster AOP	556,000	600,000
Alan J. M. Haughie	ServiceMaster AOP	556,000	600,000
Timothy M. Haynes	ServiceMaster AOP	556,000	600,000
Mary Kay Wegner	ServiceMaster AOP	556,000	600,000
Martin Wick	Franchise Services Group AOP	77,000	86,000

        Performance targets are established by the Compensation Committee toward the beginning of each year and are based on expected performance in accordance with our, and where applicable, the business unit's, approved business plan for the year. In the event we and, where applicable, the business unit achieve the performance targets, payout under the ABP would be 100% of a specified percentage of the executive's base salary. In the event we and, where applicable, the business unit do not achieve the performance targets, a lesser bonus may be earned if we and, where applicable, the business unit meet or exceed the threshold amounts for the performance targets, which are generally equal to the previous year's results achieved for the applicable performance measure. In the event we exceed the performance targets, the amount of the bonus will increase accordingly with the maximum bonus payable to any executive officer represented by the calculated bonus under the EABP. The components and weightings of the performance measures are reviewed and determined annually by the Compensation Committee to reflect Company strategy. The Compensation Committee also considers an evaluation of the individual performance for each executive officer and may adjust the formulaic bonus calculation based on its evaluation, again subject to the maximum limits set under the EABP.

        The tables below provide information regarding the 2015 ABP for our participating NEOs, including the performance goals, the weight assigned to each performance goal, and the payout as a percentage of the target bonus if the threshold or target performance goal is met. The performance goals and relative weightings reflect the Compensation Committee's objective of ensuring that a substantial amount of each NEO's total compensation is tied to applicable overall corporate and business unit performance. Although Mr. Haynes assumed the leadership of American Home Shield in September 2015, his 2015 bonus was measured only on ServiceMaster corporate performance, as well as his individual performance.

2015 ABP Weighting, Threshold and Target Performance Goals

NEO	Target Bonus as a % of Salary	Organizational Weighting	Performance Weighting	Threshold ($ in 000s)	Target ($ in 000s)	% of Target Performance for Threshold Payout	% Payout with Threshold Performance

Robert J. Gillette	100%		50% ServiceMaster AOP	556,000	620,000	90%	38%
Alan J. M. Haughie	70%	100% ServiceMaster	30% ServiceMaster Revenue	2,455,000	2,601,000	94%	66%
Timothy M. Haynes	65%		20% ServiceMaster Cash Flow	525,000	559,000	94%	64%
Mary Kay Wegner	60%
Martin Wick	65%	100% Franchise Services Group	50% Franchise Services Group AOP	77,000	86,000	90%	37%
			50% Franchise Services Group Revenue	251,000	268,000	94%	62%

        The "% of Target Performance for Threshold Payout" is equal to threshold performance (which is generally equal to the prior year's actual performance) divided by the current year's target goal. The payout levels for performance above threshold are based on a 6:1 ratio—for every one percent of achievement above threshold performance levels, the plan pays out six additional percentage points of the targeted payout. We believe the 6:1 ratio to be an effective motivator to improve over the prior year's results. The 2015 ABP target payout opportunity for each participating NEO was based on our review of Peer Group and survey data and the importance of the NEO's position relative to our overall financial success.

2015 ABP Performance

NEO	% of ServiceMaster Target AOP Attained	% of ServiceMaster Target Revenue Attained	% of ServiceMaster Target Cash Flow Attained	Business Unit	% of Business Unit Target AOP Attained	% of Business Unit Target Revenue Attained	% of Business Unit Target Cash Flow Attained	% of Target Bonus Earned
Robert J. Gillette	97%	100%	104%	Corporate	N/A	N/A	N/A	95%
Alan J. M. Haughie	97%	100%	104%	Corporate	N/A	N/A	N/A	95%
Timothy M. Haynes(1)	97%	100%	104%	Corporate	N/A	N/A	N/A	95%
Mary Kay Wegner	97%	100%	104%	Corporate	N/A	N/A	N/A	95%
Martin Wick(2)	N/A	N/A	N/A	Franchise Services Group	100%	93%	N/A	50%

(1)
Mr. Haynes' target bonus as a % of salary was 60% in his role as Senior Vice President and Chief Information Officer (9 months) and 65% in his role as President, American Home Shield (3 months). His ABP payout is based on ServiceMaster performance for all of 2015.

(2)
Mr. Wick's target bonus as a % of salary was 55% in his role as President, Franchise Service Group, reporting to the Group President, American Home Shield and Franchise Services Group (9 months) and 65% when he began directly reporting to the CEO and was designated an executive officer (3 months). His ABP payout is based on the performance of the Franchise Services Group for 2015.

2015 ABP Payments

NEO	% of Salary Paid at Target Performance	Base Salary ($)	Actual % of Target Awarded	Total Bonus Earned ($)
Robert J. Gillette	100%	1,100,000	95%	1,045,000
Alan J. M. Haughie	70%	575,000	95%	382,400
Timothy M. Haynes	65%	425,000	97%	252,300
Mary Kay Wegner	60%	350,000	95%	199,500
Martin Wick	65%	350,000	88%	176,700

        The bonuses paid to Messrs. Haynes and Wick exceeded the calculated amount under the ABP; however, the Compensation Committee exercised its discretion to recognize: the significant actions Mr. Haynes took to streamline the operations and system development when he led the IT function, enabling greater efficiency across the enterprise, and the significant effort Mr. Wick expended in his first full year of leading the Franchise Services Group. During 2015, Mr. Wick restructured the business to control costs while enhancing efficiency. He has also dramatically enhanced the relationships with our franchisees.

Retention Award

        We have periodically approved cash retention awards to enhance our ability to retain key management. A retention award for Mr. Haynes was approved in May 2013 prior to him becoming an executive officer of the Company. The intent of the award was to ensure continuity within the IT function leadership. The award paid out in two $100,000 installments in 2014 and 2015, respectively.

Long-Term Equity Incentive Plans

        Our long-term equity incentive plans were designed to retain key executives and to align the interests of our executives with the achievement of sustainable long-term growth and performance. For 2015, our NEOs were participants under our long-term incentive plans. For 2016, the Compensation Committee approved long-term incentive awards comprised of a mix of stock options and performance share units ("PSUs") for executive officers to provide a long-term incentive component to the pay mix of executive officers.

MSIP

        Prior to our initial public offering in June 2014, the Amended and Restated ServiceMaster Global Holdings, Inc. Stock Incentive Plan ("MSIP") provided certain key associates (including all of our NEOs) with the opportunity (1) to invest in shares of our common stock via actual share purchases and (2) to receive RSUs and options to purchase shares of our common stock. We believe that the opportunity for executive officers to purchase shares by making a significant monetary investment in the Company encourages their focus on long-term performance, thereby aligning their interests with the interests of our stockholders. All equity awards granted subsequent to the initial public offering were made under the provisions of the Omnibus Incentive Plan, which became effective on June 26, 2014 and the Amended and Restated 2014 Omnibus Incentive Plan ("Omnibus Incentive Plan"), which was approved by stockholders at the 2015 Annual Meeting. No further awards will be made under the MSIP, but awards previously granted under the MSIP, including to the NEOs, are still outstanding.

        For each share of common stock purchased by an NEO under the MSIP, we granted such NEO up to four matching options to purchase shares of our common stock, or "Matching Options," except in the case of Mr. Gillette, where we granted five and one half Matching Options for each share purchased. Prior to our initial public offering, we had also awarded RSUs under the MSIP to both newly hired executives and longer tenured NEOs. Each RSU represents a right to receive a share of common stock in the future, if and when the RSU vests. Vesting of RSUs is subject to the executive's continued employment.

        The purchase of shares under the MSIP allowed executive officers to have a stake in our performance by putting their own financial resources at risk. Additionally, through stock option and RSU grants under the MSIP and now the Omnibus Incentive Plan, the executive officers are encouraged to focus on sustained increases in stockholder value. Specifically, we believe the granting of stock options and RSUs, both time vested and performance based, assists us to:

  •
  Enhance the link between the creation of stockholder value and long term executive incentive compensation;

  •
  Maintain competitive levels of total compensation; and

  •
  Enable us to retain key leaders by providing value for key executives.

Omnibus Incentive Plan

        In connection with our initial public offering, our board of directors adopted and our stockholders approved the Omnibus Incentive Plan. Our directors, officers, associates and consultants are eligible to receive awards under the Omnibus Incentive Plan. Awards under the Omnibus Incentive Plan may be made in the form of stock options, which may be either incentive stock options or non-qualified stock options; stock purchase rights; restricted stock; RSUs; performance shares; performance units; stock appreciation rights, or "SARs"; dividend equivalents; deferred share units; and other stock-based awards.

        The Compensation Committee periodically reviews the equity holdings of executive officers of the Company to ensure there are appropriate levels of ownership and incentive and retention value. As a result of the Committee's review on February 24, 2015, the Compensation Committee considered the amount of equity holdings for each executive officer and based on their findings that the current equity holdings of Mr. Haynes and Ms. Wegner were not sufficient to ensure retention and approved awards under the Omnibus Incentive Plan for Mr. Haynes and Ms. Wegner in the form of 15,000 RSUs for each officer to enhance the Company's ability to retain these officers. The RSUs granted to Mr. Haynes and Ms. Wegner vest in three equal installments on the first three anniversaries of the grant date, subject to their continued employment with us. The Compensation Committee also approved an award of 7,250 RSUs for Mr. Haynes in September 2015 to recognize his change in responsibilities as he assumed the position of President, American Home Shield. Additionally, the Compensation Committee implemented annual long-term incentive awards for those below the executive officer level. Mr. Wick received both stock options (14,100 options) and RSUs (5,100 RSUs) in February 2015 as part of the annual award program prior to his appointment as an executive officer. He received an additional RSU award (2,900 RSUs) in September 2015 to recognize his promotion to executive officer and directly reporting to the CEO.

        A total of 7,443,435 shares of our common stock remained available for issuance under the Omnibus Incentive Plan as of December 31, 2015. This figure represented approximately five percent of the shares of our common stock that were outstanding as of December 31, 2015. During any period that Section 162(m) of the Code is applicable to us, (1) the maximum number of stock options, SARs or other awards based solely on the increase in the value of common stock that a participant may receive in any year is 2,000,000; (2) a participant may receive a maximum of 1,000,000 performance shares, shares of performance-based restricted stock and performance-based RSUs in any year; and (3) the maximum value of performance units granted to a participant during any year may not exceed $10,000,000.

        We will consider the award of long-term incentives under the Omnibus Incentive Plan on an ongoing basis to certain key associates, including our NEOs, in order to recognize outstanding performance, enhance retention, assumption of additional responsibilities or otherwise as the Compensation Committee may determine is in our best interest.

Employee Stock Purchase Plan

        The Employee Stock Purchase Plan ("ESPP") was approved by stockholders at the 2015 Annual Meeting in April 2015. A total of 1,000,000 shares was authorized by stockholders for issuance under the ESPP.

        Under the plan, eligible employees of the Company may purchase common stock, subject to IRS limits, during pre-specified offering periods at a discount established by the Compensation Committee of 10% of the then-current fair market value.

        The Company has established consecutive six-month offering periods, which commenced on July 1, 2015, during which stock may be purchased under the ESPP. A second offering period commenced on January 1, 2016.

        During 2015, Mr. Wick was the only NEO to participate in the Plan, and he acquired 236 shares on December 31, 2015 at a 10% discount from the fair market value.

Retirement Benefits

        Associates, including the NEOs, are generally eligible to participate in the ServiceMaster Profit Sharing and Retirement Plan, as amended and restated, as it may be further amended from time to time, or the "PSRP." The PSRP is a tax qualified 401(k) defined contribution plan under which we may make discretionary matching contributions. Historically, we have provided for a matching contribution in the PSRP where associates receive a dollar for dollar match on the first 1% of their contributions, and then a $0.50 per dollar match on the next 2% to 6% contributed.

        We also maintain the ServiceMaster Deferred Compensation Plan, as amended and restated, as it may be further amended from time to time, or the "DCP," which is a non-qualified deferred compensation plan designed to afford certain highly compensated associates (including the NEOs, executive officers and certain other associates) the opportunity to defer additional amounts of compensation on a pre-tax basis.

Employee Benefits and Executive Perquisites

        We offer a variety of health and welfare programs to all eligible associates, including the NEOs. The NEOs are eligible for the same health and welfare benefit programs on the same basis as the rest of our associates, including medical and dental care coverage, life insurance coverage and short and long-term disability.

        We limit the use of perquisites as a method of compensation and provide executive officers with only those perquisites that we believe are reasonable and consistent with our compensation goal of enabling us to attract and retain superior executives for key positions. The perquisites provided to our NEOs are memberships in social and professional clubs.

        Mr. Gillette is also provided with personal use of our aircraft and certain spousal travel as described in his employment agreement. The personal use of the company aircraft benefit in Mr. Gillette's employment agreement provides that we will bear the full cost of up to 100 flight hours of the executive's personal use of our aircraft per calendar year, including the cost of landing fees, but excluding any taxes imputed to the executive.

        Our aircraft policy provides that the CEO shall reimburse us for personal use of the company aircraft exceeding 100 hours annually. Any amount so reimbursed to us would be applied to reduce the executive's taxable income arising from the personal use. If our CEO utilizes our aircraft for commuting purposes, the amount applied toward his annual commuting benefit is generally calculated under the income imputation rules established by the IRS for personal use of company aircraft. These rules require the cost of each flight to be estimated by applying published IRS per mile rates based on the size of the aircraft to the total miles flown. This method of calculation was affirmed by the Compensation Committee.

        The CEO may approve the personal use of the company aircraft by other executive officers as needed. During 2015, Messrs. Haughie, Haynes and Wick utilized the company aircraft for spousal travel to a Company-sponsored function upon approval by the CEO. Mr. Haughie and his spouse also used the company aircraft for other personal use upon the approval of the CEO.

Employment Arrangements

        We, or an affiliate, generally provides an executive with an offer letter prior to the time an executive joins the Company. The offer letter generally describes the basic terms of the executive's employment, including his or her start date, starting salary, ABP bonus target, special bonuses (if any), relocation benefits, severance benefits (if any), sign-on bonus (if any) and equity awards granted in connection with the commencement of his or her employment. The terms of the executive's employment are thereafter based on sustained good performance rather than contractual terms, and our policies will apply as warranted. Under certain circumstances, we recognize that special arrangements with respect to an executive's employment may be necessary or desirable. In 2013, we entered into an employment agreement with Mr. Gillette setting forth the terms of his employment as our CEO and we entered into severance agreements with Mr. Haughie setting forth certain severance benefits to be received by Mr. Haughie upon a qualifying termination of employment. Please see the narrative following the table in "—Grants of Plan Based Awards (2014)" and the "—Potential Payments Upon Termination or Change in Control" section for a description of the agreements with Messrs. Gillette and Haughie.

Post Termination Compensation

        Messrs. Haynes and Wick and Ms. Wegner are covered under our standard severance policy or practice as in effect at the time employment is terminated. The standard severance policy and the terms of the post termination arrangements between us and the other NEOs are described in detail below under the "—Potential Payments Upon Termination or Change in Control" section.

2016 Long-Term Incentive Awards

        On February 22, 2016, the Compensation Committee approved the grant of the equity awards set forth in the table below to our NEOs. The stock options are scheduled to vest and become exercisable in four equal annual installments on the first four anniversaries of the grant date, subject to the NEO's continued employment with the Company. The stock options have an exercise price of $39.59 per share. The PSUs have a three-year performance cycle from January 1, 2016 through December 31, 2018, where the Company's cumulative adjusted earnings per share goals will need to be achieved for such PSUs to vest. PSUs may be earned at threshold, target and maximum payouts (and at points in between threshold and maximum) depending on the level of adjusted earnings per share achieved. If at least the threshold level is achieved, the vested shares would be paid out in the first quarter of 2019. If the threshold level is not achieved as of December 31, 2018, the PSUs will be forfeited.

Named Executive Officer	Number of Stock Options	Target Number of PSUs
Robert J. Gillette	141,753	48,624
Alan J. M. Haughie	36,819	12,630
Timothy M. Haynes	27,615	9,473
Mary Kay Wegner	16,569	5,684
Martin Wick	25,774	8,841

 Compensation Committee Report

        The Company's Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed it with management and, based on such review and discussions, has recommended to the board of directors that the Compensation Discussion and Analysis should be included in this Proxy Statement.

Thomas C. Tiller, Jr. (Chair)
Laurie Ann Goldman
Stephen J. Sedita

        This Compensation Committee Report is required by the SEC and, in accordance with the SEC's rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed "soliciting material" or "filed" under either the Securities Act or the Exchange Act.

 Executive Compensation Tables

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)		Total ($)
Robert J. Gillette	2015	1,100,000	0		0	0	1,045,000	126,078		2,271,078
Chief Executive Officer	2014	1,100,000	0		0	4,083,750	1,287,000	87,617		6,558,367
	2013	592,308	1,596,712		3,000,000	4,087,875	12,623	108,945		9,398,463
Alan J. Haughie	2015	564,583	0		0	0	382,400	26,501		973,484
Chief Financial Officer	2014	550,000	0		0	0	451,000	98,822	(4)	1,099,822
	2013	140,417	600,000		750,000	998,899	0	112,919		2,602,235
Timothy M. Haynes	2015	380,000	100,000	(5)	732,588	0	252,300	14,277		1,479,165
President, American Home Shield
Mary Kay Wegner	2015	335,000	0		482,100	0	199,500	338		1,016,938
Senior Vice President, Service and Operations, Terminix
Martin Wick	2015	331,250	0		264,109	165,252	176,700	12,492		949,803
President, Franchise Services Group

(1)
The amounts in this column reflect the aggregate grant date fair value of RSUs and stock options awarded. The assumptions used in the valuation of RSUs and stock option awards are disclosed in the Stock-Based Compensation footnote in the audited financial statements included in Item 8 of the Company's Annual Report on Form 10-K for the year ended December 31, 2015.

(2)
Annual bonuses for 2015 were based on AOP, Revenue, Cash Flow figures and other individual performance criteria approved by the Compensation Committee.

(3)
Amounts in this column for 2015 are detailed in the All Other Compensation (2015) table below.

(4)
The All Other Income figures disclosed in the Summary Compensation Table in the 2015 Proxy Statement for Mr. Haughie did not include amounts incurred for the personal use of the Company aircraft. The figures disclosed under the 2014 line for All Other Compensation have been adjusted to inlcude $11,599 for Mr. Haughie for his personal use of the Company aircraft.

(5)
The amount in the Bonus column for Mr. Haynes represents the payment of the final installment of a cash retention award granted by the Compensation Committee in May 2013.

All Other Compensation (2015)

Named Executive Officer	Perquisites and Other Personal Benefits ($)		Company Paid Life Insurance Premiums ($)	Company Contributions to PSRP ($)(1)	Tax Payment(s) ($)(2)	Total ($)
Robert J Gillette	116,465	(3)(7)	338	9,275	0	126,078
Alan J Haughie	14,561	(4)(7)	338	9,275	2,327	26,501
Timothy M. Haynes	3,979	(5)(7)	338	9,275	685	14,277
Mary Kay Wegner	0		338	0	0	338
Martin Wick	3,979	(6)(7)	338	7,490	685	12,492

(1)
The PSRP is our tax-qualified retirement savings plan.

(2)
The numbers disclosed in this column reflect the tax gross-up for imputed income resulting from the travel of the NEO's spouse to a Company-sponsored function on the company aircraft.

(3)
Mr. Gillette's perquisites include personal use of the corporate aircraft ($94,779), Company-provided membership fees for one country club membership ($6,686), and Company-provided auto allowance ($15,000).

(4)
Mr. Haughie's perquisites include the personal use of the corporate aircraft, including for spousal travel ($14,561).

(5)
Mr. Haynes' perquisites include the personal use of the corporate aircraft for spousal travel to a Company-sponsored function ($3,979).

(6)
Mr. Wick's perquisites include the personal use of the corporate aircraft for spousal travel to a Company-sponsored function ($3,979).

(7)
The incremental cost of the use of the Company aircraft included in the table above is calculated based on the variable operating costs to ServiceMaster, including fuel costs, mileage, trip-related maintenance, universal weather monitoring costs, on-board catering, lamp/ramp fees and other miscellaneous variable costs based on occupied seat hours. Fixed costs, which do not change based on usage, such as pilot salaries, depreciation and the cost of maintenance not related to trips are excluded. The compensation for personal use of the Company aircraft calculated based on the variable operating costs incurred is typically greater than the amount calculated under the income imputation rules established by the IRS for personal use of company aircraft. The aggregate cost of other perquisites and personal benefits is measured on the basis of the actual cost to the Company.

Grants of Plan Based Awards (2015)

        The amounts listed in the table below in the column entitled Estimated Future Payouts Under Non-Equity Incentive Plan Awards represent the potential 2015 earnings under the ABP, which is a non-equity incentive plan. The threshold amount is the minimum earned amount if threshold performance is attained for all performance measures. The maximum payout under the plan is the amount calculated under the EABP. For 2015, the maximum is $6,220,000. Additional information is discussed in "—Compensation Discussion and Analysis—Annual Bonus Plan" above.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards
					All Other Stock Awards: Number of Shares of Stock (#)(2)		All Other Option Awards: Number of Securities Underlying Options (#)(3)		Exercise or Base Price of Option Awards ($/Sh)
										Grant Date Fair Value of Stock and Option Awards(4)
Named Executive Officer	Grant Date	Threshold ($)	Target ($)	Maximum ($)(1)
Robert J. Gillette	N/A	567,600	1,100,000	6,220,000
Alan J. Haughie	N/A	207,690	402,500	6,220,000
Timothy M. Haynes	N/A	134,344	260,356	6,220,000
	2/24/2015				15,000	(5)				482,100
	9/22/2015				7,250	(6)				250,488
Mary Kay Wegner	N/A	108,360	210,000	6,220,000
	2/24/2015				15,000	(7)				482,100
Martin Wick	N/A	99,654	201,322	6,220,000
	2/24/2015				5,100	(8)	14,100	(9)	32.14	329,166
	9/22/2015				2,900	(10)				100,195

(1)
Represents the calculation of the annual bonus under the EABP.

(2)
RSUs vest in equal installments on the first three anniversaries of the grant date.

(3)
Stock options vest in equal installments on the first four anniversaries of the grant date.

(4)
The amounts in this column reflect the aggregate grant date fair value of RSU awards detailed in the prior columns. The assumptions used in the valuation of stock options and RSU awards are disclosed in the Stock-Based Compensation footnote in the audited financial statements included in Item 8 of the Company's Annual Report on Form 10-K for the year ended December 31, 2015.

(5)
Represents the number of RSUs awarded to Mr. Haynes to enhance the Company's ability to retain his services.

(6)
Represents the number of RSUs awarded to Mr. Haynes to recognize his appointment as President, American Home Shield.

(7)
Represents the number of RSUs awarded to Ms. Wegner to enhance the Company's ability to retain her services.

(8)
Represents the number of RSUs awarded to Mr. Wick as part of the annual long-term incentive plan awards.

(9)
Represents the number of stock options awarded to Mr. Wick as part of the annual long-term incentive plan awards.

(10)
Represents the number of RSUs awarded to Mr. Wick to recognize his promotion to reporting directly to the CEO and his appointment as an executive officer of the Company.

Employment Arrangements

Employment Agreement with Mr. Gillette

        On June 17, 2013, we announced that Robert J. Gillette had been elected to serve as our CEO pursuant to an employment agreement with us. Mr. Gillette's employment agreement is for a term of three years subject to automatic one year renewals thereafter, absent termination notice by either party. Under his employment agreement, Mr. Gillette received an initial annual base salary of $1.1 million, and a target annual incentive bonus opportunity of 100 percent of his base salary. Mr. Gillette's employment agreement also entitles him to an automobile allowance of $15,000 per year and personal use of the company aircraft for up to 100 flight hours (50 for 2013). Mr. Gillette's employment agreement also provides for severance benefits as described below under "—Potential Payments Upon Termination or Change in Control." A failure by us to renew the agreement will constitute a termination of Mr. Gillette's employment without cause for purposes of his severance benefits.

        In connection with his commencement of employment, Mr. Gillette purchased $1.5 million of our common stock. In connection with his initial investment, Mr. Gillette received 262,500 RSUs, which vest at a rate of one third per year on each of the first three anniversaries of their grant dates. Additionally, for each share of common stock he purchased, he received five and one half Matching Options with an exercise price equal to the fair market value of a share of common stock at the time of the option grant. Mr. Gillette's Matching Options vest at a rate of one fourth per year on each of the first four anniversaries of the grant date. Based on Mr. Gillette's initial equity investment (and subsequent adjustments for corporate transactions), he acquired 131,250 shares of our common stock and was granted 721,875 Matching Options.

        Pursuant to the terms of his employment agreement, Mr. Gillette made a second investment of $1,500,000 in our common stock and was granted Matching Options at a rate of five and one half options per share purchased on March 18, 2014. Based on Mr. Gillette's investment, he acquired 125,000 shares of our common stock and was granted 687,500 Matching Options.

        Should Mr. Gillette's employment terminate for cause, all vested and unvested options will be canceled, along with all unvested RSUs. In the case of Mr. Gillette's termination other than for cause and other than by reason of his death or disability, unvested options and RSUs will be canceled. Upon termination by reason of death or disability, Mr. Gillette's unvested options will fully vest. In addition, if the death or disability occurs prior to his RSUs having fully vested, a pro rata portion of the RSUs that would have vested in the year of termination will vest. Mr. Gillette or his estate will retain the right to exercise any vested options for up to 12 months following termination for death, disability, or retirement, and for three months following termination for all other reasons (except for termination for cause). Under the award agreements, if Mr. Gillette's employment is terminated by us without cause or Mr. Gillette resigns with good reason, in either case, when we are party to an agreement that, if consummated, would result in a change in control or such termination was otherwise connected to such an agreement, and in each case such change in control is consummated, Mr. Gillette will receive a cash payment equal to the value of his forfeited awards.

Equity Awards

        As noted in the Compensation Discussion and Analysis, during 2015, Mr. Haynes and Ms. Wegner received RSU awards. Mr. Haynes received two separate RSU awards, one in February 2015 to enhance the Company's ability to retain him and the second in September 2015 to recognize his promotion to the position of President, American Home Shield. Ms. Wegner's RSU award was granted in February 2015 to enhance the Company's ability to retain her. Mr. Wick received both RSUs and stock options as a participant in the Company's annual awards of long-term incentives. He also received an additional award of RSUs in September 2015 to recognize his promotion, reporting directly to the CEO and designation as an executive officer. All stock options and RSUs currently held by the NEOs are shown in the table in "—Outstanding Equity Awards at Fiscal Year End (2015)" below.

        The MSIP or Omnibus Incentive Plan and an employee stock option agreement govern each option award and provide, among other things, that the options vest in equal annual installments over a period of four years from the date of grant, subject to continued employment through each applicable vesting date. The MSIP or Omnibus Incentive Plan and an RSU award agreement govern each RSU award and provide, among other things, that the RSUs vest in equal annual installments over a period of three years from the date of grant, subject to continued employment through each applicable vesting date. Holders of RSUs have no rights as stockholders, including voting rights. Holders of RSUs are, however, entitled to dividend equivalents if a dividend is declared on our common stock. For more information on the MSIP, see "—Compensation Discussion and Analysis—Long-Term Equity Incentive Plans" above. See "—Potential Payments Upon Termination or Change in Control" below for information regarding the cancellation or acceleration of vesting of stock options and RSUs upon certain terminations of employment or a change in control.

Outstanding Equity Awards at Fiscal Year End (2015)

		Option Awards					Stock Awards
Named Executive Officer	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Units of Stock That Have Not Vested (#)(2)	Market Value of Units of Stock That Have Not Vested ($)(3)
Robert J. Gillette	9/13/2013	360,938	360,937		11.43	9/13/2023	87,500	3,433,500
	3/18/2014	171,875	515,625		12.00	3/18/2024
Alan J. Haughie	9/16/2013						21,875	858,375
	12/11/2013	84,000	84,000		12.00	12/11/2023
Timothy M. Haynes	3/21/2012	9,374	3,124		16.01	3/21/2022
	8/28/2013	8,750	8,750		11.43	8/28/2023	833	32,687
	12/2/2013						10,208	400,562
	3/18/2014	8,334	24,999		12.00	3/18/2024
	2/24/2015						15,000	588,600
	9/22/2015						7,250	284,490
Mary Kay Wegner	5/28/2010	8,750			11.43	5/28/2020
	9/13/2013	13,126	13,124		11.43	9/13/2023
	2/24/2015						15,000	588,600
Martin Wick	12/2/2009	17,500			11.43	12/2/2019
	2/25/2014						6,666	261,574
	3/18/2014	5,000	15,000		12.00	3/18/2024
	2/24/2015		14,100		32.14	2/24/2025	5,100	200,124
	9/22/2015						2,900	113,796

(1)
Represents options to purchase shares of common stock granted under the MSIP and Omnibus Incentive Plan. Options become exercisable on the basis of passage of time and continued employment over a four-year period, with one-fourth becoming exercisable on each anniversary following the grant date.

(2)
Represents RSUs to be settled in common stock granted under the MSIP and Omnibus Incentive Plan. RSUs become vested and will settle on the basis of passage of time and continued employment over a three-year period, with one-third becoming vested on each anniversary following the grant date.

(3)
Fair market value as of December 31, 2015 of $39.24 per share.

Option Exercises and Stock Vested (2015)

	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Robert J. Gillette	0	0	87,500	3,037,125
Alan J. M. Haughie	0	0	21,875	770,875
Timothy M. Haynes	0	0	11,041	420,873
Mary Kay Wegner	0	0	0	0
Martin Wick	0	0	3,334	109,122

(1)
Reflects the vesting of RSUs in 2015. Messrs. Gillette, Haughie, Haynes and Wick elected to surrender a portion of the shares that settled upon vesting of the RSUs to satisfy tax withholding obligations, resulting in net shares of 50,490; 14,993; 7,997; and 2,396; respectively.

(2)
The figures in this column represent the number of RSUs vesting multiplied by the fair market value of Company stock on the date of vesting.

Nonqualified Deferred Compensation Plans

        No NEOs participated in the DCP during 2015 and none have any balance in the DCP from any prior year.

Potential Payments Upon Termination or Change in Control

Severance Benefits for NEOs

        Unless modified by separate agreement, and except as described below, upon a termination of employment for any reason, we have no obligation to pay any prospective amounts or provide any benefits to our NEOs. Our obligations will consist of those obligations accrued at the date of termination, including payment of earned salary, vacation, reimbursement of expenses and obligations that may otherwise be payable in the event of death or disability.

        For the purpose of the following discussion, "cause" means a material breach by the executive of the duties and responsibilities of the executive (other than as a result of incapacity due to physical or mental illness) that is demonstrably willful and deliberate on the executive's part, committed in bad faith or without reasonable belief that such breach is in our best interests and not remedied in a reasonable period of time after receipt of written notice from us specifying such breach; or the commission by the executive of a felony or misdemeanor involving any act of fraud, embezzlement or dishonesty or any other intentional misconduct by the executive that materially and adversely affects our business affairs or reputation. The NEOs' agreements described below also include in the definition of "cause": any failure by the executive to cooperate with any investigation or inquiry into the executive's business practices, whether internal or external, including, but not limited to, the executive's refusal to be deposed or to provide testimony at any trial or inquiry.

        Upon each executive's retirement, death or disability, we will pay to the executive (or his or her executors or legal representatives, to the extent applicable) the annual bonus earned for the fiscal year immediately preceding the date of termination to the extent not previously paid; plus if the date of termination is after June 30 of a fiscal year, a prorated bonus through his date of termination (determined based on the target bonus, in the event of retirement or death, or actual accomplishment, in the event of disability).

Mr. Gillette

        Mr. Gillette's employment agreement provides that if we were to terminate Mr. Gillette's employment without cause, or Mr. Gillette terminates his employment for good reason, he would receive: (1) continued payment of his monthly base salary for 24 months following the date of termination; (2) reimbursement of COBRA premiums paid by him for 18 months following the date of termination (and reimbursement of COBRA premiums for up to an additional 6 months following the end of the original 18 month period to the extent that Mr. Gillette and his dependents have not obtained coverage from a subsequent employer); (3) the annual bonus earned for the fiscal year immediately preceding the date of termination to the extent not previously paid; (4) a prorated bonus through his date of termination; and (5) an amount equal to two times his average annual bonus paid or payable to Mr. Gillette with respect to the two fiscal years immediately preceding the date of termination or, if Mr. Gillette has not received an annual bonus for either or both of those fiscal years immediately preceding the date of termination, such average to be calculated using his target annual bonus for such year or years, as applicable. Payments of Mr. Gillette's severance benefits are subject to Mr. Gillette's signing a general release of claims. Mr. Gillette is also subject to covenants not to compete or, solicit for two years following termination and an indefinite covenant not to disclose confidential information. Upon Mr. Gillette's retirement, death or disability, we shall pay to Mr. Gillette (or his executors or legal representatives) the annual bonus earned for the fiscal year immediately preceding the date of termination to the extent not previously paid, plus a prorated bonus through his date of termination.

Mr. Haughie

        We entered into a severance agreement with Mr. Haughie upon his hire that provides that if we were to terminate Mr. Haughie's employment without cause, or if he were to terminate his employment for good reason, he would receive: (1) continued payment of monthly base salary for 12 months following the date of termination; (2) an amount equal to the executive's then current year's annual bonus at target; (3) if the date of termination is after June 30 of a fiscal year, a prorated bonus through the date of termination; and (4) an amount equal to 12 times the executive's monthly cost for health care continuation coverage for those eligible plans in place immediately prior to termination.

Severance Arrangements with Other NEOs

        We have not historically offered severance agreements or change in control agreements to newly hired executive officers; however, the Compensation Committee periodically reassesses the need to offer these types of arrangements as part of maintaining competitive executive compensation packages and has included a severance agreement for Mr. Haughie, where the agreement was needed to hire the executive. Messrs. Haynes and Wick and Ms. Wegner are covered under our standard severance practices and guidelines. As an officer who reports directly to our CEO, he or she is eligible to receive severance if terminated without cause (as defined in "—Potential Payments Upon Termination or Change in Control—Severance Benefits for NEOs"). Under our practice for executive officers as in effect as of December 31, 2015, in the event of such termination, an amount equal to one times base salary plus target bonus for the year of termination is paid out generally in monthly installments over a period of 12 to 18 months, and, if termination occurs after June 30 of a year, a prorated portion of the bonus earned under the ABP, would be payable to the terminated executive at the same time as annual bonuses are paid to other executives for the applicable year, subject to execution of a general release and observing covenants not to compete, solicit, nor disclose confidential information.

MSIP and Omnibus Incentive Plan

        If an executive's employment is terminated by us for "cause" (as defined in the MSIP and Omnibus Incentive Plan) all options (vested and unvested) and unvested RSUs are immediately cancelled.

        If an executive's employment is terminated by us without "cause" or if the executive voluntarily terminates his employment for any reason, all unvested options and RSUs immediately terminate. Upon such a termination, the executive may exercise vested options before the first to occur of (1) the three month anniversary of the executive's termination of employment, (2) the expiration of the options' normal term, after which date such options are cancelled, or (3) the cancellation of the options in the event of a change in control in exchange for a cash payment.

        If an executive's employment terminates by reason of death or disability, all unvested options will vest and all options will remain exercisable until the first to occur of (1) the one year anniversary of the executive's date of termination, (2) the expiration of the options' normal term, after which date such options are cancelled, or (3) the cancellation of the options in the event of a change in control in exchange for a cash payment. RSUs will vest as to the number of RSUs that would have vested on the next anniversary of the grant date (assuming the executive's employment had continued through such anniversary) multiplied by a fraction, the numerator of which is the number of days elapsed since (x) the grant date, if the termination due to death or disability occurs on or prior to the first anniversary of the grant date, or (y) the most recent prior anniversary of the grant date, if the termination due to death or disability occurs after the first anniversary of the grant date, and the denominator of which was 365 for 2015.

        The stock option agreements provide that all then outstanding options (whether vested or unvested) will be cancelled in exchange for a cash payment if we experience a "change in control" (as defined in the MSIP and the Omnibus Incentive Plan), unless the board of directors reasonably determines in good faith that options with substantially equivalent or better terms are substituted for the existing options. Upon a change in control occurring prior to the third anniversary of the grant date, all RSUs will become vested.

        The Compensation Committee also has the discretion to accelerate the vesting of options or RSUs at any time and from time to time.

Payment Upon Retirement, Death, Disability, Qualifying Termination, or Change in Control as of December 31, 2015

        The following table sets forth information regarding the value of payments and other benefits payable by us to each of the NEOs employed by us as of December 31, 2015 in the event of retirement, death, disability, qualifying termination (a termination which qualifies an NEO for severance payments under his employment agreement or offer letter or our general severance policy) or change in control. Except as otherwise noted below, the amounts shown assume termination or change in control effective as of December 31, 2015 and a fair market value of our common stock on December 31, 2015 of $39.24 per share.

Potential Payments Upon Retirement, Death, Disability, Qualifying Termination or Change in Control (2015)

Named Executive Officer	Event	Base Salary and Target Bonus ($)(1)	Payment of Current Year Bonus ($)	Acceleration of Vesting of Stock Options ($)(2)	Acceleration of Vesting of RSUs ($)(2)	Health & Welfare ($)(3)	Total Payments ($)
Robert J. Gillette	Retirement	0	1,045,000	0	0	0	1,045,000
	Death	0	1,100,000	24,083,283	1,025,341	0	26,208,624
	Disability	0	1,045,000	24,083,283	1,025,341	0	26,153,624
	Qualifying Termination	4,400,000	1,045,000	0	0	0	5,445,000
	Change in Control	0	0	24,083,283	3,433,500	0	27,516,783
Alan J. Haughie	Retirement	0	382,400	0	0	0	382,400
	Death	0	402,500	2,288,160	249,292	0	2,947,015
	Disability	0	382,400	2,288,160	249,292	0	2,926,915
	Qualifying Termination	977,500	382,400	0	0	21,538	1,381,438
	Change in Control	0	0	2,288,160	858,375	0	3,146,535
Timothy M. Haynes	Retirement	0	252,300	0	0	0	252,300
	Death	0	260,356	996,881	235,636	0	1,492,873
	Disability	0	252,300	996,881	235,636	0	1,484,817
	Qualifying Termination	701,250	252,300	0	0	0	953,550
	Change in Control	0	0	996,881	1,306,339	0	2,303,220
Mary Kay Wegner	Retirement	0	199,500	0	0	0	199,500
	Death	0	210,000	364,978	166,652	0	741,631
	Disability	0	199,500	364,978	166,652	0	731,131
	Qualifying Termination	560,000	199,500	0	0	0	759,500
	Change in Control	0	0	364,978	588,600	0	953,578
Martin Wick	Retirement	0	176,700	0	0	0	176,700
	Death	0	201,322	508,710	177,796	0	887,828
	Disability	0	176,700	508,710	177,796	0	863,206
	Qualifying Termination	577,500	176,700	0	0	0	754,200
	Change in Control	0	0	508,710	575,494	0	1,084,204

(1)
Calculations are based upon the terms previously discussed under Severance Benefits for NEOs.

(2)
As noted above in the sections entitled MSIP and Omnibus Incentive Plan, upon a change in control, death or disability, all or portions of unvested stock options and RSUs become vested and exercisable. The values in the table were based on a value of $39.24 per share at December 31, 2015, and option exercise prices of $11.43, 12.00, $16.01 and $32.14, as applicable.

(3)
Represents the amount to be paid for continuation of benefits coverage, based on the coverage carried on December 31, 2015.

Equity Compensation Plan Information

        The following table contains information, as of December 31, 2015, about the amount of our common shares to be issued upon the exercise of outstanding options and RSUs granted under the MSIP and the Omnibus Incentive Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in first column)(2)
Equity compensation plans approved by stockholders	4,168,021	$14.16	8,409,133
Equity compensation plans not approved by stockholders	—	—	—

Total	4,168,021	$14.16	8,409,133

(1)
The figures in this column reflect 3,668,055 stock options and 499,966 RSUs granted to executives, officers and employees pursuant to the MSIP and Omnibus Incentive Plan.

(2)
Includes 7,443,435 and 965,698 shares that can be issued under the Omnibus Incentive Plan and the ESPP, respectively.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information as of March 7, 2016 with respect to the ownership of our common stock by:

  •
  each person known to own beneficially more than five percent of our common stock;

  •
  each of our directors;

  •
  each of our named executive officers; and

  •
  all of our current executive officers and directors as a group.

        The amounts and percentages of shares beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person's ownership percentage, but not for purposes of computing any other person's percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

        Percentage computations are based on 135,655,451 shares of our common stock outstanding as of March 7, 2016.

        Except as otherwise indicated in these footnotes, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock. Addresses for the beneficial owners are set forth in the footnotes to the table.

Name of Beneficial Owner	Shares Beneficially Owned	Percent
FMR LLC(1)	13,624,260	10.0
The Vanguard Group(2)	8,719,638	6.4
Janus Capital Management LLC(3)	8,442,240	6.2
T. Rowe Price Associates, Inc.(4)	8,111,816	6.0
Wells Fargo & Company(5)	7,996,927	5.9
John Krenicki, Jr.(6)	63,492	*
Richard P. Fox(7)(8)	7,865	*
Laurie Ann Goldman(7)(8)	994	*
Stephen J. Sedita(7)(8)	7,865	*
Thomas C. Tiller, Jr.(7)(8)	2,865	*
Mark E. Tomkins(7)(8)	2,622	*
David H. Wasserman(6)	0	—
Robert J. Gillette(7)(9)	1,098,928	*
Alan J. M. Haughie(7)(9)	156,886	*
Timothy M. Haynes(7)(9)	56,722	*
Mary Kay Wegner(7)(9)	24,341	*
Martin Wick(7)(9)	43,797	*
All current directors and executive officers as a group (15 persons)(9)	1,956,399	1.4

*
Less than one percent.

(1)
Based on information obtained from a Schedule 13G filed with the SEC by FMR LLC and Abigail P. Johnson. Abigail P. Johnson is a Director, the Vice Chairman, the Chief Executive Officer and the President of FMR LLC. The securities beneficially owned, or that may be deemed to be beneficially owned, by FMR LLC and certain of its subsidiaries and affiliates are reflected in the table above. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC.

Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act ("Fidelity Funds") advised by Fidelity Management & Research Company ("FMR Co"), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds' Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds' Boards of Trustees. The address for each of FMR LLC and Ms. Johnson is 245 Summer Street, Boston, MA 02210.

(2)
Based on information obtained from a Schedule 13G filed with the SEC by The Vanguard Group. The Vanguard Group is a Pennsylvania corporation with an address of 100 Vanguard Blvd., Malvern, PA 19355.

(3)
Based on information obtained from a Schedule 13G filed with the SEC by Janus Capital Management LLC ("Janus Capital") and INTECH Investment Management LLC ("INTECH"). INTECH is a direct subsidiary of Janus Capital. Janus Capital has a direct 96.81% ownership stake in INTECH and a direct 100% ownership stake in Perkins Investment Management LLC ("Perkins"). Janus Capital, Perkins and INTECH are registered investment advisers, each furnishing investment advice to various investment companies registered under Section 8 of the Investment Company Act of 1940 and to individual and institutional clients (collectively, the "Managed Portfolios"). As a result of its role as investment adviser or sub-adviser to the Managed Portfolios, Janus Capital may be deemed to be the beneficial owner of 8,113,240 shares of ServiceMaster common stock held by such Managed Portfolios. However, Janus Capital does not have the right to receive any dividends from, or the proceeds from the sale of, the securities held in the Managed Portfolios and disclaims any ownership associated with such rights.

  As a result of its role as investment adviser or sub-adviser to the Managed Portfolios, INTECH may be deemed to be the beneficial owner of 329,000 shares of ServiceMaster common stock held by such Managed Portfolios. However, INTECH does not have the right to receive any dividends from, or the proceeds from the sale of, the securities held in the Managed Portfolios and disclaims any ownership associated with such rights. Janus Capital Management LLC is a Delaware limited liability company with an address of 151 Detroit Street, Denver, CO 80206.

(4)
Based on information obtained from a Schedule 13G filed with the SEC by T. Rowe Price Associates, Inc. ("T. Rowe"). T. Rowe is a registered investment adviser and does not serve as custodian of the assets of any of its clients; accordingly, in each instance only the client or the client's custodian or trustee bank has the right to receive dividends paid with respect to, and proceeds from the sale of, such securities. T. Rowe Price Funds serves as investment adviser and not more than 5% of the class of such securities is owned by any one client subject to the investment advice of T. Rowe. With respect to securities owned by the T. Rowe Price Funds, only the custodian for each of such funds, has the right to receive dividends paid with respect to, and proceeds from the sale of, such securities. T. Rowe Price Associates, Inc. is a Maryland corporation with an address of 100 East Pratt Street, Baltimore, MD 21202.

(5)
Based on information obtained from a Schedule 13G filed with the SEC by Wells Fargo & Company and Wells Capital Management Incorporated. Wells Fargo & Company is a Delaware corporation with an address of 420 Montgomery Street, San Francisco, CA 94104. Wells Capital Management Incorporated is a California corporation with an address of 525 Market Street, 10th Floor, San Francisco, CA 94015.

(6)
Messrs. Krenicki and Wasserman are directors of ServiceMaster Global Holdings, Inc. and principals of CD&R. Each of them has assigned their compensation for board service to CD&R, including restricted stock awards. CD&R is the owner of 10,068 shares, 5,730 of which are restricted shares that are scheduled to vest on April 27, 2016; those shares are not reflected in the table above. Messrs. Krenicki and Wasserman expressly disclaim beneficial ownership of the shares held by CD&R. The 63,492 shares reflected in the table above for Mr. Krenicki are owned for estate planning purposes by the John Krenicki, Jr. 2015 GRAT dated September 3, 2015, in which Mr. Krenicki is the settlor and co-trustee; none of these shares have been pledged. The address for Messrs. Krenicki and Wasserman is 375 Park Avenue, New York, New York 10152.

(7)
The business address for these persons is c/o ServiceMaster Global Holdings, Inc., 860 Ridge Lake Boulevard, Memphis, Tennessee 38120.

(8)
Includes restricted shares granted to the directors for board service that are scheduled to vest on April 27, 2016 as follows: Mr. Fox, 2,865 shares; Ms. Goldman, 994 shares; Mr. Sedita, 2,865 shares; Mr. Tiller, 2,865 shares; and Mr. Tomkins, 2,622 shares. Each director has represented to the Company's that none of the securities owned by him or her have been pledged.

(9)
Includes shares which the current executive officers have the right to acquire prior to May 6, 2016 through the exercise of stock options or vesting of RSUs as follows: Mr. Gillette, 704,688 shares; Mr. Haughie, 84,000 shares; Mr. Haynes, 37,915 shares; Ms. Wegner, 21,876 shares; and Mr. Wick 31,025 shares. All current executive officers as a group have the right to acquire 1,178,170 shares prior to May 6, 2016 through the exercise of stock options or vesting of RSUs. Each executive officer has represented to the Company's that none of the securities owned by him or her have been pledged.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's common stock, to file with the SEC reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company and to furnish such reports to the Company. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2015, all Section 16(a) filing requirements applicable to directors, executive officers and greater than ten percent beneficial owners were complied with by such persons.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Related Person Transactions

        Our board of directors has approved policies and procedures with respect to the review and approval of certain transactions between us and a "Related Person," or a "Related Person Transaction," which we refer to as our "Related Person Transaction Policy." Pursuant to the terms of the Related Person Transaction Policy, the board of directors must review and decide whether to approve or ratify any Related Person Transaction. Any Related Person Transaction is required to be reported to our legal department and the legal department will then determine whether it should be submitted to our Audit Committee for consideration.

        For the purposes of the Related Person Transaction Policy, a "Related Person Transaction" is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we (including any of our subsidiaries) were, are or will be a participant and the amount involved exceeds $120,000, and in which any Related Person had, has or will have a direct or indirect interest.

        A "Related Person," as defined in the Related Person Transaction Policy, means any person who is, or at any time since the beginning of our last fiscal year was, a director or executive officer of ServiceMaster or a nominee to become a director of ServiceMaster; any person who is known to be the beneficial owner of more than five percent of our common stock; any immediate family member of any of the foregoing persons, including any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than five percent beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than five percent beneficial owner; and any firm, corporation or other entity in which any of the foregoing persons is a general partner or, for other ownership interests, a limited partner or other owner in which such person has a beneficial ownership interest of ten percent or more.

        On November 23, 2015, the Company hired Stephanie Lucke as Senior Director of marketing. Mrs. Lucke is the spouse of James T. Lucke, Senior Vice President, General Counsel and Secretary, and her hiring constituted a Related Person Transaction, which was approved by the Audit Committee. In her new position, Mrs. Lucke will be paid a salary of $180,000 per year and have a target bonus of 30%. She was not eligible for a bonus for 2015.

Indemnification Agreements

        We have entered into indemnification agreements with our directors. The indemnification agreements provide our directors with contractual rights to the indemnification and expense advancement rights.

        We have entered into indemnification agreements with CD&R, StepStone, JPMorgan Chase Funding Inc. ("JPMorgan") and Ridgemont Partners Secondary Fund I, L.P., or their affiliates, pursuant to which we have agreed to indemnify such equity sponsors, and their respective affiliates, directors, officers, partners, members, employees, agents, representatives and controlling persons, against certain liabilities arising out of performance of consulting agreements that were terminated in 2014 in connection with our initial public offering, and certain other claims and liabilities, including liabilities arising out of financing arrangements and securities offerings.

Financing Arrangements with Related Parties

        Affiliates of JPMorgan (which was one of our equity sponsors) have provided investment banking and commercial banking services to the Company and its equity sponsors, including our initial public offering in 2014 and three secondary offerings in 2015, for which they have received customary fees and commissions. These parties have acted as agents and lenders to us under the Credit Facilities, as an issuing bank under our Revolving Credit Facility, for which they received customary fees, commissions, expenses or other compensation.

REPORT OF THE AUDIT COMMITTEE

        The principal purpose of the Audit Committee is to assist the board of directors in its general oversight of our accounting practices, system of internal controls, audit processes and financial reporting processes. The Audit Committee is responsible for appointing and retaining our independent registered public accounting firm and approving the audit and non-audit services to be provided by the independent registered public accounting firm. The Audit Committee's function is more fully described in its charter.

        Our management is responsible for preparing our financial statements and ensuring they are complete and accurate and prepared in accordance with generally accepted accounting principles and for establishing and maintaining adequate internal controls over financial reporting. Deloitte & Touche LLP, our independent registered public accounting firm for 2015, was responsible for performing an independent audit of our consolidated financial statements and internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (United States) and to issue a report as a result of such audits. The Audit Committee serves as a focal point for communication among the board of directors and its committees, the independent registered public accounting firm, management and our internal audit function, as the respective duties of such groups, or their constituent members, relate to our financial accounting and reporting and to its internal controls.

        The Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2015 with management and with Deloitte & Touche LLP. These audited financial statements are included in our Annual Report on Form 10-K for the year ended December 31, 2015.

        The Audit Committee has also discussed with Deloitte & Touche LLP the matters required to be discussed by Auditing Standard No. 16 adopted by the Public Company Accounting Oversight Board (United States) regarding "Communications with Audit Committees." The Audit Committee also reviewed and discussed with management, the internal auditors and the independent registered public accounting firm, management's report, and the independent registered public accounting firm's attestation, on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

        The Audit Committee also has received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP's communications with the Audit Committee concerning independence, and has discussed with Deloitte and Touche LLP its independence from us.

        Based on the review and discussions described above, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the SEC.

The Audit Committee

Richard P. Fox (Chair)
Stephen J. Sedita
Mark E. Tomkins

        This Report of the Audit Committee is required by the SEC and, in accordance with the SEC's rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed "soliciting material" or "filed" under either the Securities Act or the Exchange Act.

 PROPOSAL 1: ELECTION OF DIRECTORS

        The following individuals, all of whom are currently serving on our board of directors, are nominated for election this year as Class II directors:

  •
  Richard P. Fox

  •
  Laurie Ann Goldman

  •
  Thomas C. Tiller, Jr.

        If elected, each of these individuals will serve as a Class II director until the 2019 Annual Meeting of Stockholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal. In the event that any nominee for any reason is unable to serve, or for good cause will not serve, the proxies will be voted for such substitute nominee as our board of directors may determine. We are not aware of any nominee who will be unable to serve, or for good cause will not serve, as a Class II director.

        The relevant experiences, qualifications, attributes or skills of each nominee that led our board of directors to recommend the above persons as a nominee for director are described above in the section entitled "The Board of Directors and Corporate Governance."

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE CLASS II NOMINEES LISTED ABOVE.

 PROPOSAL 2: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

        As a result of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), and in accordance with Section 14A of the Exchange Act, the Company's stockholders are entitled to approve, on an advisory basis, the compensation of our named executive officers. This non-binding advisory vote, commonly known as a "Say on Pay" vote, gives our stockholders the opportunity to express their views on our named executive officers' compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. At the 2015 Annual Meeting, stockholders approved the 2015 Say on Pay vote and also approved the advisory vote on the frequency of Say on Pay vote for every year. As such, we expect to present a Say on Pay vote to stockholders each year.

        As described in the "Compensation Discussion and Analysis" section of this proxy statement (the "CD&A"), the Compensation Committee is tasked with the implementation of our executive compensation philosophy, and the core of that philosophy has been, and continues to be, to pay our executives based on our performance. In particular, the Compensation Committee strives to (i) attract and retain highly motivated, qualified and experienced executives, (ii) focus the attention of the named executive officers on the strategic, operational and financial performance of the Company and (iii) encourage the named executive officers to meet long-term performance objectives and increase stockholder value. To do so, the Compensation Committee uses a combination of short- and long-term incentive compensation to motivate and reward executives who have the ability to significantly influence our long-term financial success and who are responsible for effectively managing our operations in a way that maximizes stockholder value. It is always the intention of the Compensation Committee that our executive officers be compensated competitively with the market and consistently with our business strategy, sound corporate governance principles and stockholder interests and concerns. We believe our compensation program is effective, appropriate and strongly aligned with the long-term interests of our stockholders and that the total compensation package provided to our named executive officers are reasonable and not excessive.

        For these reasons, the board of directors is asking stockholders to vote "FOR" the following resolution:

  "RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to the rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED."

        As you consider this Proposal 2, we urge you to read the CD&A section of this proxy statement for additional details on executive compensation, including the more detailed information about our compensation philosophy and objectives and the past compensation of our named executive officers, and to review the tabular disclosures regarding named executive officer compensation together with the accompanying narrative disclosures in the "Executive Compensation" section of this proxy statement.

        As an advisory vote, Proposal 2 is not binding on our board of directors or the Compensation Committee, will not overrule any decisions made by our board of directors or the Compensation Committee or require our board of directors or the Compensation Committee to take any specific action. Although the vote is non-binding, our board of directors and the Compensation Committee value the opinions of our stockholders, and will carefully consider the outcome of the vote when making future compensation decisions for our named executive officers.

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF EXECUTIVE COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT.

 PROPOSAL 3: RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the board of directors has selected Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016, and recommends that the stockholders vote for ratification of such selection. Prior to appointing Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016, the Audit Committee reviewed the performance of Deloitte & Touche LLP and made inquiries of management regarding Deloitte & Touche LLP's performance. The Audit Committee has sole and direct responsibility for the appointment, retention, termination, compensation, evaluation and oversight of the work of any independent registered public accounting firm engaged by the Company. In the event of a negative vote on the ratification, the Audit Committee may reconsider its appointment of Deloitte & Touche LLP for 2016; however, the Audit Committee will consider the outcome of the vote for fiscal 2016 and when making appointments of our independent registered public accounting firm in future years.

        Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions from those attending the meeting.

Audit Fees and Related Fees

        The following table presents, for 2015 and 2014, fees for professional services rendered by Deloitte & Touche LLP for the audit of our annual financial statements, audit-related services, tax services and all other services. In accordance with the SEC's definitions and rules, "audit fees" are fees we paid Deloitte & Touche LLP for professional services for the audit of our Consolidated Financial Statements included in our Annual Report on Form 10-K, review of the financial statements included in our quarterly reports on Form 10-Q and services that are normally provided by Deloitte & Touche LLP in connection with statutory and regulatory filings or engagements; "audit-related fees" are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements; "tax fees" are fees for tax compliance, tax advice and tax planning; and "all other fees" are fees for any products and services provided by Deloitte & Touche LLP not included in the first three categories.

	2015	2014
Audit Fees(1)	$3,057,500	$3,526,000
Audit-Related Fees(2)	$58,500	$117,854
Tax Fees(3)	$152,595	$329,162

(1)
Audit fees include fees related to the audit of ServiceMaster and other services associated with regulatory filings as well as other fees associated with audits of certain subsidiaries of ServiceMaster.

(2)
Principally represents fees associated with the audit of our employee benefit plan and the spin-off of our former TruGreen business in 2014.

(3)
For 2015 and 2014, includes services rendered in connection with tax planning, compliance and tax return preparation fees.

Pre-Approval Policies and Procedures

        In accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee charter provides that the Audit Committee of the board of directors has the sole authority and responsibility to pre-approve all audit services, audit- related tax services and other permitted services to be performed for the

Company by its independent auditors and the related fees. Pursuant to its charter and in compliance with rules of the SEC and Public Company Accounting Oversight Board ("PCAOB"), the Audit Committee has established a pre-approval policy that requires the pre-approval of all services to be performed by the independent auditors. The independent auditors may be considered for other services not specifically approved as audit services or audit-related services and tax services so long as the services are not prohibited by SEC or PCAOB rules and would not otherwise impair the independence of the independent auditor.

        All of the services performed by Deloitte & Touche LLP during the year ended December 31, 2015 and 2014 were approved in advance by the Audit Committee pursuant to the pre-approval policy.

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016.

 OTHER BUSINESS

        The board does not know of any matters which will be brought before the Annual Meeting other than those specifically set forth in the notice of meeting. If any other matters are properly introduced at the meeting for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the individuals named in the accompanying proxy will have discretion to vote in accordance with their best judgment, unless otherwise restricted by law.

        A list of stockholders entitled to be present and vote at the Annual Meeting will be available at the Company's offices at 860 Ridge Lake Blvd., Memphis, TN 38120, for inspection by the stockholders during regular business hours from March 7, 2016, to the date of the Annual Meeting. The list also will be available during the Annual Meeting for inspection by stockholders who are present.

        Whether or not you expect to attend the Annual Meeting, if you received a proxy card and choose to vote by mail, please complete, date and sign and promptly return the accompanying proxy in the provided postage-paid envelope, or vote via the Internet or by telephone, so that your shares may be represented at the Annual Meeting.

By Order of the Board of Directors,

James T. Lucke
Senior Vice President, General Counsel and Secretary

March 21, 2016

SERVICEMASTER GLOBAL HOLDINGS, INC. 860 RIDGE LAKE BOULEVARD MEMPHIS, TN 38120

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time May 2, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and  annual  reports  electronically  via  e-mail  or  the  Internet.  To  sign  up  for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time May 2, 2016. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS    PROXY CARD    IS  VALID   ONLY    WHEN   SIGNED   AND    DATED.

	For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
	All	All	Except
The Board of Directors recommends you vote FOR the following:

	☐	☐	☐

1. Election of Directors
Nominees
01 Richard P. Fox	02 Laurie Ann Goldman	03 Thomas C. Tiller, Jr.

The Board of Directors recommends you vote FOR proposals 2 and 3.				For	Against	Abstain
2 To hold a non-binding advisory vote approving executive compensation.				☐	☐	☐

3  To ratify the selection of Deloitte & Touche LLP as the company’s independent registered public accounting firm for the year ending December 31, 2016.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

				☐	☐	☐

For address change/comments, mark here. (see reverse for instructions)	Yes	No	☐
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

ADMISSION TICKET

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Notice & Proxy Statement are available at  www.proxyvote.com

SERVICEMASTER GLOBAL HOLDINGS, INC.

Annual Meeting of Shareholders

May 3, 2016 1:00 PM local time

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoints Alan J.M. Haughie and James T. Lucke, or either of them, as proxies, each with  the power  to  appoint  (his/her)  substitute,  and  hereby  authorizes  them  to  represent  and  to  vote,  as designated on the reverse side of this ballot, all of the shares of Common stock of SERVICEMASTER GLOBAL HOLDINGS, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of shareholder(s) to be held at 1:00 PM, local time on 5/3/2016, at the Omni Scottsdale Resort & Spa at Montelucia, 4949 East Lincoln Drive, Scottsdale, Arizona 85253, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

(If you noted any Address Changes and/or  Comments   above, please mark  corresponding   box on the reverse side.)

Continued and to be signed on reverse side